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Albertsons Companies

Annual Meeting

OF STOCKHOLDERS AND PROXY STATEMENT

2026

ALBERTSONS COMPANIES
250 E Parkcenter Boulevard Boise, ID 83706
albertsonscompanies.com

VIRTUAL MEETING | August 6, 2026
8:00 A.M. MDT

June [•], 2026 Dear Fellow Stockholder:
It is my pleasure to invite you to participate in the Annual Meeting of Stockholders of Albertsons Companies, Inc. at 8:00 a.m. Mountain Daylight Time on Thursday, August 6, 2026.
Reflecting on my first year serving as CEO, I am proud of how our company has navigated a dynamic period for both the grocery industry and Albertsons Companies. We advanced our productivity initiatives, sharpened our value proposition, and accelerated the digital and technology capabilities that are reshaping how we serve our customers. Our fiscal 2025 performance reflects disciplined execution in a highly competitive and value-focused marketplace. Our results reflect continued progress across our business and a foundation for long-term growth.
Looking ahead, we believe the future of grocery is personal, and our ability to deliver individualized experiences at scale will become a meaningful and durable competitive advantage for Albertsons Companies.
Becoming the Most Loved Grocer – Our ambition is to become the most loved grocer in our communities. We plan to achieve this by transforming routine transactions into differentiated customer connections and experiences that deepen engagement.
It is not a reinvention of who we are. It is a deliberate build on strengths that already differentiate us: our neighborhood store network, our capabilities to deliver sustained value, our talented people, and the trust we earn with the 36 million customers who shop with us each week.
Our strategy is grounded in three tightly connected priorities.
A Winning Footprint – We have the strongest store network in the country. Our stores are within 15 minutes of approximately 120 million people and are embedded in the communities we serve. This gives us a structural advantage in trip frequency, pharmacy access, and fast, same-day fulfillment. Our store network cannot be replicated and is further strengthened by our team of dedicated people, our data, AI, and next-generation technology capabilities, which allow us to personalize a customer’s entire experience.
We are optimizing this footprint through disciplined capital investments, banner optimization, and store modernization, while leveraging our store-based eCommerce fulfillment model to support a fast and efficient omnichannel experience. This combination of physical presence and digital capability allows us to serve customers how and where they choose to shop, while maintaining the local connection that builds trust and loyalty.
A Customer-Centric Experience – At the heart of our strategy is a relentless focus on the customer experience. In our stores, we provide market tailored fresh offerings and value-enhancing services. In eCommerce we offer speed, convenience, and variety from our store-based fulfillment model. In pharmacy we not only fill prescriptions, but we also immunize and treat our patients along their wellness journeys.
We have strong loyalty engagement where deep relationships with our banners and brands provide us with the data and insight to personalize experiences at scale. These experiences bring together caring service, quality fresh offerings, convenience, and value through our Own Brands, while remaining simple and easy for customers to navigate.
We are building offerings in areas where our brands already have credibility and our customers’ trust. Fresh is a strong example, whether customers are ordering a custom birthday cake, selecting perfectly trimmed steaks for a barbecue, or choosing from our fresh-cut options. We are also broadening our role in customers’ daily lives by providing meal solutions that allow us to compete for a larger share of food occasions, and not just the weekly stock-up.

Albertsons Companies	1	2026 Proxy Statement

Balanced Value – With today’s consumer remaining focused on value, we continue to invest in competitive pricing, our Own Brands, and loyalty programs that provide meaningful savings for customers while supporting sustainable margins. We call this balanced value.
Our approach balances affordability with quality, choice, and differentiation. To provide fuel to reinvest in value while maintaining a long-term focus on returns for our stockholders, we are growing our retail media platform, managing costs, strengthening our productivity engine, and accelerating automation and AI-enabled tools across merchandising, stores, and the supply chain.
Our Strategic Enablers: Culture, Data, and AI – Together, these priorities are reinforced by our strategic enablers: our culture where we are team powered and better together, a data-driven mindset, and AI-enabled capabilities that support consistent execution.
With AI, we have made tangible progress on our long-term structural initiatives designed to drive growth. These do not replace the human element of grocery retail, but they amplify it. These initiatives include the digital customer experience, merchandising intelligence, empowering associates and leaders, and supply chain optimization.
Our People and Our Communities – Above all, our progress is driven by our people. Across stores, distribution centers, offices, and communities, our 280,000 associates build trust in countless moments each day, making life easier for customers, food fresher, value clearer, and connections stronger. That trust is foundational to earning loyalty and fulfilling our ambition to be the most loved grocer. I am grateful for our associates, who show each day that we are truly better together.
We also remain deeply committed to lifting up the communities where we operate and helping people across the country live better lives. In 2025, the Company, along with the Albertsons Companies Foundation and their Nourishing Neighbors Program, contributed $497 million in food and financial support enabling more than 207 million meals to ensure those living in our communities and those impacted by disasters have enough to eat.
Albertsons Companies is positioned to create sustainable long-term value. Our focus is clear: execute with discipline, strengthen productivity, invest in the capabilities that matter most, and consistently deliver for our customers. I am confident in our strategy, leadership team, associates, as well as our ability to build a stronger company that creates lasting value for stockholders and all stakeholders.
On behalf of our Board of Directors, thank you for your continued trust and investment in Albertsons Companies.
Sincerely,

Susan Morris
Chief Executive Officer and Director

Albertsons Companies	2	2026 Proxy Statement

Notice of
2026 Annual Meeting of Stockholders

June [•], 2026
Dear Stockholders:
The 2026 annual meeting of stockholders (“Annual Meeting”) of Albertsons Companies, Inc. (the “Company,” “Albertsons,” “we,” “ACI,” “our” or “us”) will be held virtually on August 6, 2026, at 8:00 a.m. Mountain Daylight Time, for the purpose of voting on the following matters:
Proposals		Board Vote Recommendation
1.	To elect 10 directors to serve on our Board for a term of one year.	“FOR” each director nominee
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 27, 2027.	“FOR”
3.	To conduct the annual (non-binding) advisory vote to approve our named executive officer compensation.	“FOR”
4.-5.	To consider and vote on two management proposals, each of which proposes amendments to the Company’s Certificate of Incorporation.	“FOR” each proposal
6.	To consider and vote on one stockholder proposal, if properly presented at the Annual Meeting.	“AGAINST” the proposal
7.	To transact any other business properly brought before the Annual Meeting.

Only stockholders of record of our Class A common stock, par value $0.01 per share (“Common Stock”) as of the close of business on June 9, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. Stockholders will receive the proxy statement, the form of proxy and the notice of internet availability of proxy materials on or about June [•], 2026.
Our Annual Meeting will be held virtually to facilitate stockholder attendance and participation from any location at minimal or no cost. Stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the right to vote and ask questions through a virtual meeting platform.
See “Questions and Answers About the Annual Meeting and Voting” for information regarding how to attend the Annual Meeting and other details.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON AUGUST 6, 2026. THE PROXY STATEMENT AND THE 2025 FORM 10-K ARE AVAILABLE AT http://proxyvote.com/

YOUR VOTE IS
IMPORTANT TO US.
Whether or not you plan to virtually attend the Annual Meeting, it is important that your shares be represented. Therefore, we urge you to promptly vote and submit your proxy in advance of the Annual Meeting. You can vote your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form.

Albertsons Companies	3	2026 Proxy Statement

1	Letter from CEO
3	Notice of 2026 Annual Meeting of Stockholders
5	Proxy Statement Summary
14	General Information
15	PROPOSAL 1: Election of Directors
15	Board Composition
15	Annual Meeting Slate
26	Corporate Governance
26	Director Qualifications, Expertise and Attributes
27	Leadership Structure
28	Board Independence
28	Board Composition
29	Role of Board in Risk Oversight
30	Board Meetings
30	Corporate Governance Policies and Charters
30	Code of Business Conduct and Ethics
31	Board Committees
35	Director Compensation
38	Communications with the Board
39	Our Impact Framework
41	Certain Relationships and Related Party Transactions
41	Related Party Transactions
42	PROPOSAL 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm
44	PROPOSAL 3: Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation
45	Compensation Discussion and Analysis
46	Leadership Transition in 2025
47	Fiscal 2025 Financial and Operational Highlights
48	2025 Say-on-Pay Result
48	Our Executive Compensation Philosophy
49	Pay Mix Emphasizes Performance
50	Executive Compensation Best Practices
51	Overview of Fiscal 2025 Executive Compensation
60	The Process of Setting Executive Compensation
61	Compensation Risk Assessment
62	Compensation Committee Report
63	Summary Compensation Table
65	Grants of Plan-Based Awards
66	Outstanding Equity Awards at Fiscal Year End
67	Option Exercises and Stock Vested
67	Nonqualified Deferred Compensation
68	Discussion of the Terms of the Employment Agreements with Our NEOs
73	CEO Pay Ratio
74	Pay Versus Performance Disclosure
78	Most Important Financial Performance Measures
79	Security Ownership of Certain Beneficial Owners and Management
80	Equity Compensation Plan Information
81	Delinquent Section 16(a) Reports
82	PROPOSALS 4-5 Management Proposals To amend the Company’s Certificate of Incorporation
87	PROPOSAL 6: Stockholder Proposal
90	Questions and Answers About the Annual Meeting and Voting
95	Stockholder Proposals and Director Nominations for the 2027 Annual Meeting of Stockholders
96	Other Matters
96	Availability of Report on Form 10-K
96	Incorporation by Reference
96	Delivery of Documents to Stockholders Sharing an Address
97	Transfer Agent Information Forward Looking Statement Appendix

Albertsons Companies	4	2026 Proxy Statement

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement and in our annual report on Form 10-K for the year ended February 28, 2026 (the “2025 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2026. You should read this proxy statement and the 2025 Form 10-K before voting.
Annual Meeting of Stockholders

DATE AND TIME August 6, 2026 8:00 a.m., Mountain Daylight Time	PLACE: www.virtualshareholdermeeting.com/ACI2026	RECORD DATE: June 9, 2026

We are holding the Annual Meeting in a virtual-only format. You will not be able to attend the Annual Meeting in person.
How to Vote

BY INTERNET	• Go to the website http://www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
• You will need the 16-digit number included on your proxy card.
BY TELEPHONE	• From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
• You will need the 16-digit number included on your proxy card.
BY MAIL	• Mark your selections on the proxy card.
• Date and sign your name exactly as it appears on your proxy card.
• Mail the proxy card in the enclosed postage-paid envelope provided to you.

See “Questions and Answers About the Annual Meeting and Voting” for information regarding attending the Annual Meeting.

Albertsons Companies	5	2026 Proxy Statement

Annual Meeting Agenda and Voting Roadmap

PROPOSAL 1:
Election of 10 Director Nominees

We are submitting 10 director nominees for election at our Annual Meeting. The nominees were recommended by our Governance, Compliance and ESG Committee (the “Governance Committee”) and our Board of Directors (the “Board”) approved the nominees for election. If elected, the directors will hold office for a one year term until our 2027 annual meeting and serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal.

Our Board recommends a vote “FOR” each director nominee.

PROPOSAL 2:
Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit and Risk Committee (the “Audit Committee”) has appointed Deloitte & Touche LLP (“Deloitte & Touche”) to serve as our independent registered public accounting firm for the fiscal year ending February 27, 2027.

Our Board recommends a vote “FOR” this proposal.

PROPOSAL 3:
Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are providing stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers (“NEOs”) as disclosed in the Compensation Discussion & Analysis (“CD&A”), the compensation tables, narrative discussion, and related footnotes included in this proxy statement.

Our Board recommends a vote “FOR” this proposal.

PROPOSAL 4:
Approval of the Amendment to the Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements
The Board has approved and recommends to stockholders the amendment of the Company’s Certificate of Incorporation to eliminate supermajority voting provisions.
Our Board recommends a vote “FOR” this proposal.

Albertsons Companies	6	2026 Proxy Statement

PROPOSAL 5:
Approval of the Amendment to the Certificate of Incorporation to Limit Certain Liability of Officers as Permitted by Delaware Law

The Board has approved and recommends to stockholders an amendment to the Company’s Certificate of Incorporation to extend to officers the exculpation provisions that apply to allow for the exculpation of officers to the fullest extent allowed under Delaware law.

Our Board recommends a vote “FOR” this proposal.

STOCKHOLDER PROPOSAL 6:
Stockholder Proposal, if properly presented at the Annual Meeting

Proposal 6: We are seeking your vote AGAINST the stockholder proposal requesting that our Board issue a report on our human rights policy and human rights due diligence process. The proposal and our opposition statement can be found starting on page 87.

Our Board recommends a vote “AGAINST” the proposal.

In addition, we will conduct any other business that may properly come before the Annual Meeting. See “Questions and Answers About the Annual Meeting and Voting” for more information.

Albertsons Companies	7	2026 Proxy Statement

Our Director Nominees
The following table provides summary information about each director nominee.
See Proposal 1 beginning on page 15 for more information on our Board and corporate governance.

Name, Age and Principal Occupation	Committee Membership					Relevant Skills & Experiences
	CC	AC	GC	TC	FC
Sharon Allen, 74 Former U.S. Chairman of Deloitte LLP Independent | Director Since 2015	Chair
Frank Bruno, 61 CEO and Chief Investment Officer of Cerberus Capital Management, L.P. Director Since 2025
Kim Fennebresque,* 76 Former Senior Advisor to Cowen Group Inc. Independent | Director Since 2015
Susan Morris, 57 CEO of Albertsons Director Since 2025
Brian Rice, 63 Executive Vice President and Global Chief Information Officer, McDonald’s Corporation Independent | Director Since 2026
Alan Schumacher, 79 Former Member of the Federal Accounting Standards Advisory Board Independent | Director Since 2015		Chair
Brian Kevin Turner, 61 Chairman of Zayo Group and former COO of Microsoft Corporation Independent | Director Since 2020				Chair
Mary Elizabeth West, 63 Former Senior Vice President and Chief Growth Officer, The Hershey Company Independent | Director Since 2020			Chair
Scott Wille, 45 Senior Managing Director of Cerberus Capital Management, L.P. Director Since 2025					Chair
David Zinsner, 57 Executive Vice President and Chief Financial Officer, Intel Corporation Independent | Director Since 2025

AC Audit Committee CC Compensation Committee FC Finance Committee GC Governance Committee TC Technology Committee	* Chair of the Board Corporate Governance Financial Literacy/Expertise Food and/or Retail Industry	Information Technology and Cybersecurity Mergers and Acquisitions & Financial Transactions Operations and/or Marketing Public Company Leadership/Other Public Company Board Service	Real Estate Risk Management Strategic Planning

Albertsons Companies	8	2026 Proxy Statement

Board Composition

Independence 70% Independent	Average Tenure 4.3 Years	Average Age 64 Years	Gender 30% female 70% male
7 of 10 director nominees are Independent	<3 Years: 50% 3-6 Years: 20% 7-10 Years: 30%	45-60 Years: 30% 61-70 Years: 40% >70 Years: 30%	3 of 10 director nominees are female

Relevant Skills, Background & Expertise
Our Board nominees bring a blend of distinguished leadership, varied perspectives, strategic expertise, and professional backgrounds that are relevant to our business and strategic goals, including:

Corporate Governance 6 directors	Financial Literacy/ Expertise 10 directors
Food and/or Retail Industry 5 directors	Information Technology and Cybersecurity 2 directors
Mergers and Acquisitions and Financial Transactions 4 directors	Operations and/or Marketing 4 directors
Public Company Leadership/ Other Public Company Board Service 8 directors	Real Estate 3 directors
Risk Management 10 directors	Strategic Planning 10 directors

Albertsons Companies	9	2026 Proxy Statement

Board Governance Highlights
Our adoption and prioritization of leading governance principles have helped us manage risk and sustain business success over the long term. Our core corporate governance practices include:

Majority Independent Board

Independent standing committees

Separate CEO and Independent Chair

Board oversight of strategy and major organizational risks

Largest stockholder has representation on our Board and has director nomination rights	Board committees with focus on risk management, food safety, ESG, cybersecurity and AI	Annual Board and committee evaluations	Regular executive sessions during Board and committee meetings
Directors subject to stock ownership guidelines to align with long-term stockholder interests	No term limits allowing directors to develop insight into the Company and its operations	Limitation on other board service	Directors regularly attend all Board and committee meetings
Annual election of directors	Majority voting standard	Commitment to refreshing the Board with a variety of skills, backgrounds and expertise	High degree of interaction with management and executive succession planning

Albertsons Companies	10	2026 Proxy Statement

Fiscal 2025 Business Overview

Albertsons Companies

Company fact sheet

Locally great. Nationally strong.

Albertsons Companies is a leading food and drug retailer in the United States, with both a strong local presence and national scale. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2025, along with the Albertsons Companies Foundation, the Company contributed $497 million in food and financial support, including $56 million through its Nourishing Neighbors Program to ensure those living in its communities and those impacted by disasters have enough to eat.

2,244 retail stores

$83.2 billion in sales (FY 2025)

36+ million customers per week

One of the largest retail employers, providing approximately **280,000 jobs**

+21% Digital Sales

22 well-known banners

405 fuel stations

1,713 in-store pharmacies

22 distribution centers

19 manufacturing facilities

51+ million loyalty members

OwnBrands Albertsons Companies **$16B+ Own Brands** portfolio (FY 2025)

Recipe for Change Albertsons Companies — Nourishing Neighbors and company donations enabled **207+ million meals** (FY 2025)

Albertsons Companies — with our foundation in 2025 we donated **$497 million** in food & financial support (FY 2025)

We operate in **35 states** and the District of Columbia

Leadership

Susan Morris	Chief Executive Officer
Sharon McCollam	President & Chief Financial Officer
Anuj Dhanda	EVP, Chief Technology & Transformation Officer
Michelle Larson	EVP, Chief Merchandising Officer
Tom Moriarty	EVP, M+A and Corporate Affairs
Evan Rainwater	EVP, Supply Chain, Manufacturing & Strategic Sourcing
Allison Pinkham	EVP, Chief Human Resources Officer
Rob Backus	EVP, Operations - East
Mike Withers	EVP, Operations - West

albertsonscompanies.com

Company Banners

Safeway, Albertsons, Vons, Jewel Osco, ACME, Shaw's, Tom Thumb, United Supermarkets, United Express, Randalls, Albertsons Market, Pavilions, Star Market, Kings, Market Street, Haggen Northwest Fresh, Carrs, Andronico's Community Markets, Balducci's, Amigos, Lucky, Albertsons Market Street

Stats are as of Q4 / FY2025 unless otherwise indicated. FY2025 consists of 53 weeks.

Albertsons Companies	11	2026 Proxy Statement

Executive Compensation Advisory Vote
The Compensation Committee structures our executive compensation program to attract, motivate, reward, and retain top talent to lead our Company’s efforts in increasing our competitive advantage and delivering exceptional financial performance and operating results. This includes building a solid foundation for long-term growth while consistently achieving strong near-term results.
We value the input and insights of our stockholders and are committed to ongoing engagement with them. As part of our executive compensation setting process, the Compensation Committee conducts an annual review of our compensation program and considers the most recent say-on-pay voting results. Our stockholders continue to show significant support for our executive compensation program, as evidenced by the 97% of votes cast in favor of our say-on-pay proposal at the 2025 annual meeting.
The Compensation Committee was pleased with this significant vote of confidence in our pay practices and made no direct changes to our compensation programs as a result of this vote. Nevertheless, the Compensation Committee evaluated and continues to believe that our compensation programs in 2025 reinforce our pay-for-performance philosophy by directly linking compensation to Company and individual performance as well as the achievement of key strategic goals.

How We Pay for Performance

We executed on our pay-for-performance philosophy in fiscal 2025 by:
• Providing competitive, market-driven total compensation to our NEOs
• Allocating a high percentage of annual target total compensation for our NEOs as variable and at-risk
For Ms. Morris, 90% of target total compensation was variable, of which 54% was performance-based
For our other NEOs, 88% of target total compensation was variable, of which 50% was performance-based
• Setting quantifiable annual financial targets to determine our cash bonus payout with a cap of 200% of target to promote performance and responsible risk practices
• Tying earnings per share (“EPS”) goals and return on invested capital (“ROIC”) modifiers to our performance-based restricted stock units (“PBRSUs”) to drive Company performance

Albertsons Companies	12	2026 Proxy Statement

Sound Program Design
Our Compensation Committee has adopted industry-leading practices for executive compensation that enable us to drive our pay-for-performance philosophy. Key features of our program design include:

What We Do	What We Don’t Do

Provide competitive, market-driven total compensation

Incentive pay components include an appropriate mix of both short- and long-term performance measures

Integrate multiple performance metrics to incentivize prudent management and minimize risk-taking

Use quantitative targets linked to Company financial and operational performance goals

Cap incentive payouts

Benchmark compensation against a carefully selected peer group

Maintain robust stock ownership guidelines

Include fault and no-fault based recoupment or “clawback” policies in our compensation program

Include double-trigger clauses for change in control in employment agreements

Restrict short sales and other speculative trading on our Common Stock

Retain an independent compensation consultant that performs no other services for the Company

Provide automatic salary increases

Provide high levels of fixed compensation

Use metrics unrelated to our operational goals

Reward imprudent risk-taking

Guarantee annual cash bonuses

Provide single-trigger payouts or single-trigger vesting upon a change in control

Provide executive-only retirement programs

Pay above market returns on any deferred compensation plan

Pay excessive perquisites

Provide tax gross-ups

See Proposal 3 beginning on page 44 for more information on our executive compensation.

Albertsons Companies	13	2026 Proxy Statement

General Information
Solicitation of Proxies
Our Board is soliciting proxies in connection with the Annual Meeting (and any adjournment thereof) to be held virtually on August 6, 2026, at 8:00 a.m. Mountain Daylight Time. The approximate date on which this proxy statement and the enclosed proxy are first being sent to stockholders is June [•], 2026.
Shares Outstanding and Voting Rights
As of the Record Date, [•] shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote for each share held. Only holders of Common Stock as of the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Albertsons Companies	14	2026 Proxy Statement

PROPOSAL 1:
Election of Directors
Our Board recommends that stockholders vote “FOR” each nominee

Board Composition
Our Board is currently comprised of 11 members, each elected to serve a one-year term. The majority of our Board members are independent, and all three of our standing committees are independent.
Under the stockholders’ agreement, dated June 25, 2020 (the “Stockholders’ Agreement”), Cerberus Capital Management, L.P. (“Cerberus”), our largest stockholder, has the right to designate up to four directors for election to our Board. As of February 28, 2026, no other party to the Stockholders’ Agreement has the right to nominate a director or observer to the Board. The Cerberus designees are noted below.
Cerberus’ designation rights are tied to their ownership of Common Stock, which provides as follows:

Beneficial Ownership Percentage (Outstanding Shares)	Number of Director or Observer Designation Rights
at least 20%	4 directors and 1 observer
at least 10%	2 directors and 1 observer
at least 5%	1 director and 1 observer

Annual Meeting Slate
We are reducing our Board to 10 members and submitting 10 director nominees for election at our Annual Meeting to serve until our 2027 annual meeting or until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Ms. Mensah will conclude her service at the end of her current term. Any Board vacancies will be filled by at least a majority vote of the current directors. A director appointed to fill a vacancy, or a newly created directorship, will serve until the next annual meeting and until their successor is elected and qualified. Note that proxies cannot be voted for a greater number of persons than the number of nominees named.
Our Board has nominated the following directors for election based on the Governance Committee’s recommendation. We have no reason to believe any nominee will be unable or unwilling to serve if elected. However, should any nominee become unavailable or unwilling to serve before the Annual Meeting, your proxy card authorizes us to vote for a replacement nominee if the Board selects one, or the Board may reduce its size. Below is the biographical information for each nominee as of the Record Date.

Albertsons Companies	15	2026 Proxy Statement

Sharon Allen Former U.S. Chairman of Deloitte LLP Age: 74 Director Since: 2015 Independent: Yes	Committees: Compensation Committee (Chair) Governance Committee
PROFESSIONAL HIGHLIGHTS

•
Ms. Allen served in various leadership roles at Deloitte LLP (“Deloitte”) for nearly 40 years including serving as U.S. Chairman of Deloitte from 2003 until her retirement from that position in May 2011.

•
She served as a member of the Global Board of Directors, Chair of the Global Risk Committee and U.S. Representative of the Global Governance Committee of Deloitte Touche Tohmatsu Limited from 2003 to May 2011.

•
Among her other leadership roles at Deloitte, Ms. Allen was partner and regional managing partner responsible for audit and consulting services for various Fortune 500 and large privately held companies.

• Ms. Allen is a Certified Public Accountant (Retired).
OTHER BOARD ENGAGEMENT
• Ms. Allen has served on the board of Bank of America Corporation, a multinational investment bank and financial services holding company, since 2012.
• Ms. Allen served on the board of First Solar, Inc., a manufacturer of solar panels and a provider of utility-scale PV power plants and supporting services, from 2013 to 2022.
SKILLS AND QUALIFICATIONS

Ms. Allen’s extensive accounting and audit experience greatly enhances our Board’s oversight of financial performance and reporting. Her leadership and corporate governance experience at large public companies, including global governance and risk management, strengthens our Board’s oversight of governance, compliance, strategic planning, and risk management.

Albertsons Companies	16	2026 Proxy Statement

Frank Bruno CEO and Chief Investment Officer of Cerberus Capital Management, LP Age: 61 Director Since: 2025 Cerberus Designee Independent: No	Committees: Finance Committee
PROFESSIONAL HIGHLIGHTS

•
Mr. Bruno is the CEO and Chief Investment Officer of Cerberus, a leading global investment management firm managing approximately $70 billion in assets for investment funds, managed accounts, and other investment entities in a wide variety of asset classes, including private credit equity, real estate, and other types of investments.

• He has served as CEO of Cerberus since 2018 and originally joined the firm in 1998.
OTHER BOARD ENGAGEMENT
• Mr. Bruno serves on private boards.
SKILLS AND QUALIFICATIONS

Mr. Bruno brings extensive leadership experience and strategic investment expertise to our Board. His deep understanding of global markets and investment strategies, coupled with his ability to drive strategic growth and manage complex investment portfolios, provides our Board with valuable insights into effective management practices, strategic planning, and risk mitigation.

Albertsons Companies	17	2026 Proxy Statement

Kim Fennebresque Former Senior Advisor to Cowen Group Inc. Age: 76 Director Since: 2015 Independent: Yes	Chair of the Board
PROFESSIONAL HIGHLIGHTS
• Mr. Fennebresque served as a senior advisor to Cowen Group Inc., a diversified financial services firm, from 2008 to 2020, and as its Chairman, President, and CEO from 1999 to 2008.

•
Prior to Cowen Group, Mr. Fennebresque led corporate finance and mergers and acquisitions at UBS, a global firm providing financial services, and was general partner and co-head of investment banking at Lazard Frères & Co., a leading financial advisory and asset management firm.

• From 2010 to 2012, Mr. Fennebresque served as Chairman of Dahlman Rose & Co., LLC, a financial services company, and its CEO from July 2011 to August 2012.
• Mr. Fennebresque held various positions at First Boston Corporation, an investment bank acquired by Credit Suisse.

•
Since 2017, Mr. Fennebresque has been a member of the Supervisory Board of BAWAG P.S.K., one of Austria’s largest banks. He has served as Chairman since 2025 and as its Deputy Chairman from 2019 to 2025.

OTHER BOARD ENGAGEMENT

•
Mr. Fennebresque has served on the boards of Ally Financial Inc., a financial services company, since May 2009, and BlueLinx Holdings Inc. (“BlueLinx”), a distributor of building products, since May 2013, including as its Chairperson since 2016.

•
Mr. Fennebresque served on the boards of Ribbon Communications Inc., a provider of network communications solutions, from October 2017 to February 2020, Delta Tucker Holdings, Inc. (the parent of DynCorp International), a provider of defense and technical services and government outsourced solutions, from May 2015 to July 2017, and Rotor Acquisition Corp., a special purpose acquisition company, from November 2020 to June 2021.

SKILLS AND QUALIFICATIONS

Mr. Fennebresque’s extensive leadership in the financial services industry and his deep insights into financial strategy and risk management bring a broad and diverse perspective to our Board. His strategic roles at several public companies and his proven ability to steer complex financial organizations underscore his commitment to governance, regulatory compliance, and strategic initiatives—skills that significantly enhance our Board’s effectiveness.

Albertsons Companies	18	2026 Proxy Statement

Susan Morris CEO of Albertsons Age: 57 Director Since: 2025 Independent: No
PROFESSIONAL HIGHLIGHTS

•
Ms. Morris has served as our CEO and Director since May 2025 and as our Executive Vice President and Chief Operations Officer from 2018 to 2025, during which she led the Company’s retail operations and oversaw more than 2,200 stores across 35 states.

•
Ms. Morris held several executive roles of increasing responsibility, including Executive Vice President of Regional Operations, Division President in two markets, and various other leadership roles across merchandising and operations.

•
Also during her 40-year tenure with the Company, Ms. Morris served as Senior Vice President of Sales and Merchandising and Vice President of Customer Satisfaction at Supervalu, as well as Vice President of Operations at Albertsons.

OTHER BOARD ENGAGEMENT
• Ms. Morris has served on the board of IDACORP, Inc., the holding company of Idaho Power Company, a regulated electric utility, since May 2023.
SKILLS AND QUALIFICATIONS

Ms. Morris brings deep knowledge of the Company’s retail operations, honed through decades of strategic leadership across divisions and regions. Her expertise is essential for driving strategic growth and enhancing operational efficiency on the Board. Ms. Morris’ industry recognition further underscores her influence and leadership beyond Albertsons, further enhancing her ability to contribute valuable insights and guidance to the Board.

Albertsons Companies	19	2026 Proxy Statement

Brian Rice Executive Vice President and Chief Information Officer, McDonald’s Corporation Age: 63 Director Since: 2026 Independent: Yes	Committees: Audit Committee Technology Committee
PROFESSIONAL HIGHLIGHTS
• Mr. Rice is a seasoned global technology executive with more than 30 years of experience driving digital transformation, operational excellence, and strategic growth at leading public companies.

•
He serves as executive vice president and chief information officer of McDonald’s Corporation, is a member of the Executive Leadership Team and serves as the primary liaison to the McDonald’s Board of Directors on technology matters, including digital strategy, cybersecurity, and risk compliance.

•
Mr. Rice has held senior executive roles at multiple Fortune 500 companies, including McDonald’s, Cardinal Health, Kellogg Company, and General Motors, frequently advising Boards of Directors on IT and shared services strategy.

SKILLS AND QUALIFICATIONS

Mr. Rice brings deep expertise in enterprise technology leadership, large-scale digital transformation, and global operations across food, retail, and healthcare sectors. His track record in cybersecurity and risk management strengthens Board-level oversight of technology strategy, digital growth, and regulatory compliance.

Albertsons Companies	20	2026 Proxy Statement

Alan Schumacher Former Member of the Federal Accounting Standards Advisory Board Age: 79 Director Since: 2015 Independent: Yes	Committees: Audit Committee (Chair) Compensation Committee
PROFESSIONAL HIGHLIGHTS

•
Mr. Schumacher spent 23 years at American National Can Corporation and American National Can Group, serving as Executive Vice President and CFO from 1997 until his retirement in 2000, and as Vice President, Controller, and Chief Accounting Officer from 1985 to 1996.

• Mr. Schumacher was a member of the Federal Accounting Standards Advisory Board from 2002 to June 2012.
OTHER BOARD ENGAGEMENT

•
Mr. Schumacher has been a board member of Warrior Met Coal, Inc. (“Warrior Met Coal”), a leading producer and exporter of metallurgical coal for the global steel industry since April 2017, and Evertec Inc. (“Evertec”), a leading electronic transactions and technology company in Latin America since 2015.

• Mr. Schumacher serves on the audit committees of both Warrior Met Coal and Evertec.
• Mr. Schumacher previously served on the boards of BlueLinx from 2004 to 2021 and School Bus Holdings Inc., an indirect parent of school-bus manufacturer Blue Bird Corporation from 2008 to 2023.
SKILLS AND QUALIFICATIONS

Mr. Schumacher’s deep understanding of accounting principles, coupled with his leadership roles on various public company boards, enhances our Board’s oversight of compliance and governance. His extensive experience in financial reporting oversight and risk management strengthen our Board’s role in directing high standards of transparency and accountability across the Company.

Albertsons Companies	21	2026 Proxy Statement

Brian Kevin Turner Chairman of Zayo Group and former COO of Microsoft Corporation Age: 61 Director Since: 2020 Cerberus Designee Independent: Yes	Committees: Technology Committee (Chair) Governance Committee
PROFESSIONAL HIGHLIGHTS
• Mr. Turner has served as the Chairman of Zayo Group, which is one of the largest providers of dark fiber and bandwidth to the world’s most impactful companies, since June 2020.
• He served as President and CEO of Core Scientific, an emerging leader in blockchain and artificial intelligence infrastructure, hosting, and transaction processing, from July 2018 to May 2021.
• He served as Vice Chairman and Senior Advisor to our Company’s CEO from August 2017 to February 2020.
• From August 2016 to January 2017, Mr. Turner served as CEO of Citadel Securities and Vice Chairman of Citadel LLC (“Citadel”), global financial institutions.

•
Prior to Citadel, Mr. Turner served as COO of Microsoft Corporation, an American multinational technology corporation, from 2005 to 2016, and as CEO and President of Sam’s Club, an American chain of membership-only retail warehouse clubs owned and operated by Walmart Inc. (“Walmart”), from 2002 to 2005.

• Between 1985 and 2002, Mr. Turner held several positions of increasing responsibility with Walmart, including Executive Vice President and Global Chief Information Officer from 2001 to 2002.
OTHER BOARD ENGAGEMENT
• Mr. Turner was a member of the board of Nordstrom from 2010 to 2020.
SKILLS AND QUALIFICATIONS

Mr. Turner’s expertise in technology, including cybersecurity and artificial intelligence, is crucial to help carry out the Board’s strategic initiatives. His strong track record of results and execution excellence, combined with his operational leadership in online worldwide sales, global operations, supply chain, merchandising, branding, marketing, information technology and public relations enhances our Board’s ability to guide and monitor the Company’s technological advancements, operational efficiency, and overall business strategy.

Albertsons Companies	22	2026 Proxy Statement

Mary Elizabeth West Former Senior Vice President and Chief Growth Officer, The Hershey Company Age: 63 Director Since: 2020 Independent: Yes	Committees: Governance Committee (Chair) Compensation Committee Finance Committee
PROFESSIONAL HIGHLIGHTS
• Ms. West serves as a Senior Advisor at McKinsey & Company.

•
Ms. West served as the Senior Vice President and Chief Growth Officer of The Hershey Company (“Hershey”), one of the largest chocolate manufacturers in the world, from May 2017 to January 2020, driving growth, marketing, innovation, R&D, and M&A, and expanding the Company’s offerings beyond chocolate into snacks.

•
Prior to Hershey, Ms. West served as Executive Vice President and Chief Customer and Marketing Officer at J.C. Penney Company, Inc., an American department store chain, after serving on its board from November 2005 to May 2015.

•
From 2012 to 2014, Ms. West served as Executive Vice President, Chief Category and Marketing Officer of Mondelez International, Inc., the snack foods division spun off from Kraft Foods, Inc. (“Kraft Foods”) in 2012.

•
Ms. West began her career at General Foods (later Kraft Foods), serving in various capacities of increasing responsibility over the course of her 21-year tenure, including as Chief Marketing Officer in 2007. Ms. West worked with some of the food industry’s most iconic brands such as Kraft Macaroni and Cheese, Oreo, and Maxwell House coffee.

OTHER BOARD ENGAGEMENT
• Ms. West has served on the boards of Hasbro, Inc. a global play and entertainment company, since June 2016 and Lowe’s Inc., a home improvement retailer, since April 2021.
SKILLS AND QUALIFICATIONS

Ms. West’s proven track record of innovation and transformation in retail, combined with her extensive experience in the food and retail industries, provides our Board with critical insights into strategic planning, brand building, and operational efficiency. Additionally, her tenure and leadership on other public company boards strengthen our Board’s ability to oversee the Company’s long-term financial goals and governance practices.

Albertsons Companies	23	2026 Proxy Statement

Scott Wille Senior Managing Director, of Cerberus Capital Management, LP Age: 45 Director Since: 2025 Cerberus Designee Independent: No	Committees: Finance Committee (Chair) Technology Committee
PROFESSIONAL HIGHLIGHTS
• Mr. Wille is a Senior Managing Director at Cerberus Capital Management and leads the firm’s Retail, Consumer, and Industrial private equity strategies.
• He joined Cerberus in 2006 and, since 2016, has served as a member of the Cerberus Private Equity Investment Committee.
• Prior to joining Cerberus, Mr. Wille worked in the Leveraged Finance group at Deutsche Bank Securities Inc. from 2004 to 2006.
OTHER BOARD ENGAGEMENT
• Mr. Wille previously served as a director of the Company from January 2015 to June 2020 and from October 2020 to December 2023.
• He served as a director of NexTier Oilfield Solutions Inc. from March 2011 to September 2023 and as a director of Tower International, Inc. from September 2010 to October 2012.
• In addition, Mr. Wille serves as a director of several private companies, including PQ Performance Chemicals, Closure Systems International, and 3Z Brands.
SKILLS AND QUALIFICATIONS

Mr. Wille’s extensive experience in private equity and leveraged finance, along with his long-standing familiarity with the Company and its industry, enhances the Board’s oversight of financial performance, capital allocation, and strategic growth initiatives.

Albertsons Companies	24	2026 Proxy Statement

David Zinsner Executive Vice President and Chief Financial Officer, Intel Corporation Age: 57 Director Since: 2025 Cerberus Designee Independent: Yes	Committees: Audit Committee Finance Committee
PROFESSIONAL HIGHLIGHTS

•
Mr. Zinsner is Executive Vice President and the Chief Financial Officer of Intel Corporation, leading Intel’s global finance organization, including finance, accounting and reporting, tax, treasury, internal audit, real estate, corporate development, and investor relations.

•
Prior to joining Intel in January 2022, Mr. Zinsner was executive vice president and CFO of Micron Technology, where he served on the executive leadership team and led the global finance organization and investor relations.

•
Mr. Zinsner has more than 25 years of financial and operational experience across semiconductors, manufacturing, and the technology industry, including roles as president and chief operating officer of Affirmed Networks and as CFO at Analog Devices and Intersil Corp.

OTHER BOARD ENGAGEMENT

•
In addition to Albertsons Companies, Inc., Mr. Zinsner serves on the board of directors of Mobileye Global Inc. He previously served on the board of directors of Credo Technology Group from October 2019 to March 2025. He serves on private boards.

SKILLS AND QUALIFICATIONS

Mr. Zinsner brings deep expertise in public-company finance, capital markets, mergers and acquisitions, and operational leadership within the semiconductor and technology sectors. His experience leading global finance organizations and investor relations supports strong oversight of financial performance, reporting, strategic planning, and risk management.

Albertsons Companies	25	2026 Proxy Statement

Corporate Governance
Director Qualifications, Expertise, and Attributes
Our Governance Committee plays a critical role in facilitating director assessments and identifying the necessary skills and expertise required for effective Board service, as outlined in our Corporate Governance Guidelines. The Committee is responsible for screening, selecting, and recommending candidates for Board approval, including those nominated by stockholders. While the Board has not set minimum qualifications or mandatory skills for candidates, it seeks a well-rounded balance of knowledge, experience, and capability.
In evaluating potential candidates, the Governance Committee considers various factors, including corporate governance experience, board membership at other publicly-held companies, familiarity with the Company, expertise in specific operational areas, financial market expertise, professional background, existing commitments, and independence as defined by NYSE listing standards and the Exchange Act. Candidates are also expected to possess essential qualities of intelligence, honesty, character, good judgment, high ethics, integrity, fairness, and responsibility. The Committee also considers the past attendance, participation, and contributions of incumbent directors before re-nomination and evaluates candidates recommended by other Board members, management, and stockholders. The Committee may also engage professional search firms to conduct targeted searches for well-qualified candidates with specific or complementary skills and backgrounds. All candidates, including those nominated by stockholders, undergo this review process.
Stockholders wishing to recommend candidates to the Board should send notice to our Corporate Secretary at our principal executive offices at 250 E. Parkcenter Blvd., Boise, Idaho 83706. Candidates recommended by stockholders will be evaluated by the same factors described above.
In September 2025, Mr. Fennebresque was appointed Chair of the Board following the retirement of James Donald. Allen Gibson, a Cerberus designee, also retired from the board. Mr. Zinsner was designated by Cerberus for election pursuant to the Stockholders’ Agreement in September 2025 following the retirement of Mr. Gibson. Mr. Wille was designated by Cerberus for election pursuant to the Stockholders’ Agreement in November 2025 following the resignation of Lisa Gray who then became the Cerberus designated observer. Mr. Rice joined the board in February 2026 after an independent search for a director with significant cybersecurity, data, and information technology skills and was recommended to the Board for nomination by an independent search firm.
We believe that all directors meet the qualifications outlined in our Corporate Governance Guidelines, contributing to a highly engaged and collaborative Board. The Governance Committee does not have a formal policy in considering diversity in identifying nominees for the Board. Our directors bring a diverse range of attributes, qualifications, experiences, and skills that collectively provide an effective mix of viewpoints and knowledge, driving the Board’s success.
The following matrix highlights specific skills and expertise of each director nominee. Please note that the absence of a mark does not imply a lack of qualification or skill. For a detailed view of their broader experience and qualifications, please refer to their biographies beginning on page 16.

Albertsons Companies	26	2026 Proxy Statement

Director
Experience	Sharon Allen	Frank Bruno	Kim Fennebresque	Susan Morris	Brian Rice	Alan Schumacher	Brian Kevin Turner	Mary Beth West	Scott Wille	David Zinsner
Financial Literacy/ Expertise
Corporate Governance
Risk Management
Public Company Leadership/Service
Food and/or Retail Industry
Operations and/or Marketing
Strategic Planning
Real Estate
Information Technology and Cybersecurity
Mergers & Acquisitions and Financial Transactions

Leadership Structure

Kim Fennebresque
Chair of the Board

Key Responsibilities:
- Presides over meetings of the Board
- Focuses on Board oversight and governance matters
- Provides independent Board leadership through regular non-management executive sessions

Susan Morris
Chief Executive Officer

Key Responsibilities:
- Defines and drives long-term corporate strategy and growth
- Leads and oversees execution of Albertsons’ strategic initiatives and financial and operational goals
- Builds, develops, and leads the senior management team

The Board believes that having a non-executive and independent Chair is currently in the best interests of the Company and its stockholders. However, the Board maintains the flexibility to change this structure in response to changing circumstances to ensure that the leadership structure remains effective and responsive to the Company’s needs. The Governance Committee reviews the Board structure on an annual basis.
The Board believes that currently separating the CEO and Chair enhances the Board’s oversight capabilities. This structure allows the CEO to focus on managing the Company, while the Chair leads the Board in its governance and oversight responsibilities, promoting effective decision-making and accountability. Our Board has appointed Mr. Fennebresque, an independent director, as Chair. Mr. Fennebresque presides over our Board meetings and performs all duties outlined in our Corporate Governance Guidelines. Since Mr. Fennebresque is not a member of management, we do not have a Lead Director.

Albertsons Companies	27	2026 Proxy Statement

The Board maintains independent oversight of business risks, long-term strategies, annual plans, and corporate priorities through the Chair’s role, Board committees, and regular non-management executive sessions. This structure ensures thorough discussions, effective management oversight, and serves our stockholders’ best interests. Further, we believe this leadership structure allows the Board to effectively and independently carry out its risk management function, as further described in detail on pages 29.
Executive Sessions of Non-Management Directors
Our non-management directors hold executive sessions at each regularly scheduled Board and Committee meetings and other meetings, as needed. The Chair presides over these sessions and, in their absence, the non-management directors will choose another director to lead the session.
Board Independence
The Board, in coordination with the Governance Committee, and with assistance from the Company’s legal counsel, reviewed the applicable SEC and NYSE rules to determine the independence of our Board members. Based on this review, the Board affirmatively determined that Mmes. Allen, West, and Mensah and Messrs. Fennebresque, Rice, Schumacher, Turner, and Zinsner are (a) independent under the applicable NYSE rules and Rule 10A-3(b)(1) of the Exchange Act, (b) Messrs. Rice, Schumacher, and Zinsner meet all applicable requirements for membership on the Audit Committee, and (c) Messrs. Schumacher and Zinsner qualify as “audit committee financial experts” under Item 407(d)(5)(ii) of Regulation S-K and satisfy NYSE’s financial experience requirements. Messrs. Donald and Gibson were independent during the time they served on the Board.
Board Composition
The Governance Committee seeks candidates with a variety of backgrounds, skills, and experiences. In appointing board members, our Board considers the range of talents, experience and expertise needed to complement those currently represented. Our directors bring a broad set of skills, experiences, and viewpoints that are crucial for driving our strategy as the market and competitive landscape evolve. In September 2025, Mr. Fennebresque was appointed Chair of the Board following the retirement of Mr. Donald. Mr. Gibson, a Cerberus designee, also retired from the board. Mr. Zinsner was designated by Cerberus for election pursuant to the Stockholders’ Agreement in September 2025 following the retirement of Mr. Gibson. Mr. Wille was designated by Cerberus for election pursuant to the Stockholders’ Agreement in November 2025 following the resignation of Ms. Gray who then became the Cerberus designated observer. Mr. Rice joined the board in February 2026 after an independent search for a director with significant cybersecurity, data, and information technology skills.

Albertsons Companies	28	2026 Proxy Statement

Role of Board in Risk Oversight
The Board is actively involved in managing and overseeing Company-wide risks. To enhance its oversight, the Board delegates specific oversight responsibilities to its committees based on their areas of focus.
The Board ensures that management’s development and execution of the Company’s strategy include comprehensive risk management. The Board and its committees work closely with management to provide oversight, review, and guidance on long-term strategy, risks, and opportunities. Management benefits from the diverse insights and expertise of our directors. Senior management and other leaders provide the Board quarterly updates on business and strategy, which also reviews the alignment of the Company’s budget and capital plan with its strategic goals. Each committee reports to the full Board at every meeting on the issues discussed and actions taken.
Key oversight areas of the Board are outlined below.

Albertsons Companies	29	2026 Proxy Statement

Board Meetings
The Board and its committees meet throughout the year and also hold special meetings, as appropriate. During fiscal 2025, the Board met nine times. Directors are expected to make every effort to attend the Board meetings and the meetings of the committees on which they serve. All directors attended at least 75% of the aggregate number of Board meetings and the meetings of the committees on which they served during fiscal 2025.
Pursuant to our Corporate Governance Guidelines, absent extraordinary circumstances, each director is expected to attend our annual meeting of stockholders. All directors attended our annual meeting in 2025.
Corporate Governance Policies and Charters
Our corporate governance framework is designed to ensure that our Board has the authority and procedures in place to provide appropriate oversight, review, and evaluation of our business operations and to make decisions independent of management. The Board regularly reviews and updates our corporate governance framework based on, among other things, annual assessments by the Board and its committees, governance best practices, and regulatory developments.
The following documents make up our corporate governance framework:

• Corporate Governance Guidelines • Audit and Risk Committee Charter (“Audit Committee Charter”)	• Governance, Compliance and ESG Committee Charter (“Governance Committee Charter”) • Compensation Committee Charter (“Compensation Committee Charter”)	• Finance Committee Charter (“Finance Committee Charter”) • Technology Committee Charter (“Technology Committee Charter”)

Copies of the above policies and guidelines are available on our website at https://www.albertsonscompanies.com/investors under the “Governance” tab.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics (the “Code of Conduct”) applies to directors, executive officers, and associates. The Code of Conduct sets forth our policies on critical issues such as conflicts of interest, insider trading, protection of our property, business opportunities, and proprietary information. We will post on our website any amendment to, or a waiver from, a provision of the Code of Conduct for executive officers and directors that has been approved by our Board. The Code of Conduct is available on our website at https://albertsonscompanies.com/investors under the “Governance” tab and is also available in print to any stockholder upon request.

Albertsons Companies	30	2026 Proxy Statement

Board Committees
Our Board currently has five committees – Audit, Compensation, Governance, Technology, and Finance. The composition of each of the committees following the Annual Meeting is set forth below.

Board Members	Audit	Compensation	Governance	Technology	Finance
Sharon Allen*		Chair
Frank Bruno
Kim Fennebresque*
Susan Morris
Brian Rice*
Alan Schumacher*	Chair
Brian Kevin Turner*				Chair
Mary Elizabeth West*			Chair
Scott Wille					Chair
David Zinsner*

During the fiscal year and following the retirement of directors and addition of Messrs. Wille and Zinsner, Ms. West became the Chair of Governance, Mr. Wille became the Chair of Finance, Mr. Turner became the sole Chair of Technology, and Ms. Allen became the Chair of Compensation. Mr. Schumacher remained the Chair of Audit. In addition, the membership of the committees was adjusted based on the needs of the committees and the expertise of the directors. Mr. Wille was appointed to Finance (as Chair) and Technology and Mr. Zinsner was appointed to Audit and Finance. Ms. Mensah will serve on the Audit and Technology committees through the Annual Meeting. Mr. Rice was appointed to the Audit and Technology committees in April 2026.

Member	* Independent Director

Albertsons Companies	31	2026 Proxy Statement

Audit Committee	3 Members: Alan Schumacher (Chair) Sarah Mensah Brian Rice David Zinsner	Meetings in Fiscal 2025: 6

The Audit Committee ensures open communication between the Board, the independent auditor, and management. Our Board has affirmatively determined that Mr. Rice qualifies for financial literacy and Messrs. Schumacher and Zinsner qualify as “audit committee financial experts” within the meaning of Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC and meet the independence standards of the NYSE and the SEC for audit committees.
The Audit Committee operates under the Audit Committee Charter, which outlines the purpose and responsibilities of this committee.
AUDIT COMMITTEE FUNCTIONS
Some of the key functions of the Audit Committee include:
•
assisting the Board in its oversight responsibilities regarding (1) the quality and integrity of our financial statements, financial accounting policies and financial reporting processes, (2) the performance of our internal audit function, (3) enterprise risk management, including major financial risk exposure, (4) the adequacy and effectiveness of our systems of internal control, and (5) our accounting and auditing processes generally;

•	appointing, retaining, approving compensation for, evaluating, and replacing our independent auditor;
•	approving audit and non-audit services to be performed by the independent auditor; and
•
establishing procedures for the receipt, retention, and resolution of complaints regarding accounting, internal control, or auditing matters submitted confidentially and anonymously by employees through our whistleblower hotline.

The Audit Committee meets on a quarterly basis with Company management and Deloitte & Touche to review, discuss, and approve (as applicable), among other items, the earnings press release, the Company’s unaudited or audited financial statements related to the quarter and the fiscal year, any changes in significant accounting policies and their impact on the Company’s financial statements, and the Company’s internal controls. The Audit Committee also meets regularly with Deloitte & Touche in executive sessions outside the presence of members of management. Additionally, the Audit Committee meets quarterly with the Company’s internal audit management team to review and discuss the internal audit plan, reports, and significant matters identified by the internal audit team.
The Board has also delegated its authority to approve related party transactions to the Audit Committee. Management must present all potential related party transactions to the Audit Committee for approval. The Audit Committee approves or ratifies these transactions based on whether they are fair and in the best interest of the Company. For more details, see “Certain Relationships and Related Party Transactions” for related party transactions during fiscal 2025.

Albertsons Companies	32	2026 Proxy Statement

Compensation Committee	Members: Sharon Allen (Chair) Alan Schumacher Mary Elizabeth West	Meetings in Fiscal 2025: 5

Our Board has affirmatively determined that each Compensation Committee member meets the NYSE independence standards and qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. The Compensation Committee operates under the Compensation Committee Charter, which outlines the purpose and responsibilities of the committee.
COMPENSATION COMMITTEE FUNCTIONS
Some of the key functions of the Compensation Committee include:
•
periodically reviewing and making recommendations to the Board on the Company’s general compensation philosophy and objectives and on all matters of policy and procedures relating to executive compensation;

•	reviewing with the Board an annual evaluation of the performance of the CEO and determining and approving CEO compensation based on such evaluation;
•
determining and approving the compensation of the non-CEO NEOs and reviewing the compensation of certain other executive officers (including reviewing and approving salaries, target bonus percentages, incentives, and equity);

•
administering the Company’s various incentive compensation plans (including equity-based compensation), establishing performance metrics, determining incentive payouts, and the granting of equity awards to associates and executive officers;

•	reviewing and making recommendations to the Board regarding Board and committee compensation;
•	developing a succession planning program for the CEO and senior management;
•	reviewing, discussing and approving the Company’s CD&A and related executive compensation information for inclusion in the Company’s proxy statement; and
•	periodically reviewing management’s culture and workforce policies and initiatives.

Albertsons Companies	33	2026 Proxy Statement

Governance Committee	Members: Mary Beth West (Chair) Sharon Allen Brian Kevin Turner	Meetings in Fiscal 2025: 5

Our Board has affirmatively determined that each Governance Committee member meets the NYSE independence standards. The Governance Committee operates under the Governance Committee Charter, which outlines the purpose and responsibilities of this committee.
GOVERNANCE COMMITTEE FUNCTIONS
Some of the key functions of the Governance Committee include:
•	identifying individuals qualified to become Board members and evaluating candidates for Board membership;
•	recommending director nominees for election at the annual stockholder meeting and/or filling any Board or committee vacancies;
•	reviewing director independence and suitability for continued service in accordance with listing, governance, and other regulatory requirements;
•	developing and recommending to the Board a set of corporate governance guidelines and reviewing and reassessing the adequacy of such guidelines on an annual basis;
•	overseeing the Board’s annual self-evaluation process and the Board’s evaluation of management;
•	periodically reviewing the criteria for the selection of new directors to serve on the Board and recommending any proposed changes to the Board for approval;
•	periodically reviewing and making recommendations regarding the composition and size of the Board or each of the Board’s committees;
•
providing oversight and recommendation to the Board regarding effectiveness of the Company’s ethics and compliance programs, governance framework, non-financial risk management, and any significant legal or regulatory compliance exposure; and

•	providing oversight and recommendation to the Board regarding the Company’s ESG strategy, initiatives, and policies.

Technology Committee	Members: Brian Kevin Turner (Chair) Sarah Mensah Brian Rice Scott Wille	Meetings in Fiscal 2025: 5

The Technology Committee is governed by the Technology Committee Charter, which outlines the purpose and responsibilities of the committee.
TECHNOLOGY COMMITTEE FUNCTIONS
Some of the key functions of the Technology Committee are the following:
•	reviewing the Company’s technology strategy and emerging technology issues and trends such as AI, that may impact the Company’s business;
•	overseeing the Company’s technology planning and development process to support the Company’s growth objectives;
•	overseeing the Company’s technology competitiveness, including its focus on leadership and talent acquisition and development; and
•	overseeing the Company’s technology risk management, including the Company’s programs, policies, practices and safeguards for information technology, cybersecurity, and data security.

Albertsons Companies	34	2026 Proxy Statement

Finance Committee	Members: Scott Wille (Chair) Frank Bruno Mary Beth West David Zinsner	Meetings in Fiscal 2025: 5

The Finance Committee is governed by the Finance Committee Charter, which outlines the purpose and responsibilities of the committee.
FINANCE COMMITTEE FUNCTIONS
Some of the key functions of the Finance Committee include:
•
overseeing the Company’s financial and investment policies, including those related to short- and long-term financing, issuance of the Company’s capital stock and share repurchases, policies and guidelines related to the Company’s capital structure, and derivates or hedging transactions;

•	reviewing strategies and plans for significant transactions and investments in securities issues by third parties;
•	approving significant borrowings and issuances of debt or security;
•	reviewing the adequacy of insurance and self-insurance programs, including its directors’ and officers’ liability coverage;
•	monitoring the Company’s investor relations program, including significant relationships with financial institutions and rating agencies; and
•	reviewing, approving, and recommending to the Board plans for capital expenditures and significant capital investments.
Director Compensation
Our director compensation program is designed to attract and fairly compensate highly qualified, non-management directors. The Compensation Committee conducts a comprehensive annual review and assessment of the Company’s director compensation program including a comparison to director compensation at similarly situated peer companies to ensure our program remains competitive and aligned with market standards. The compensation committee seeks advice from the board’s independent compensation consultant, Frederic W. Cook & Co., Inc., in connection with evaluating our director compensation program relative to relevant market data and formulating its recommendations to the full board.
Following its review in February 2025, the Compensation Committee recommended eliminating committee member cash retainers (other than for the chair of a committee) and increasing the Board equity retainer to $190,000. In addition, the Compensation Committee recommended that the non-management Board Chair retainer be paid entirely in stock rather than cash. Both changes were approved by the Board and increased the percentage of stock-based compensation consistent with market data and further aligned the Board’s compensation with the interests of stockholders. As a result, the director compensation program for fiscal 2025 was revised as set forth below.

Albertsons Companies	35	2026 Proxy Statement

Annual Cash Compensation
The cash compensation of the non-management directors for fiscal 2025 was as follows:

Role	Annual Cash Retainer
Non-Management Board Member	$125,000

Committee	Chair
Audit	$25,000
Compensation	$20,000
Finance	$20,000
Governance	$20,000
Technology	$20,000

Annual cash retainers are paid in four equal installments at the end of each quarter for services rendered during the quarter. We do not provide meeting fees but reimburse all our directors for reasonable documented out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.
In addition to annual cash retainers, the non-management directors receive an annual grant of time-based restricted stock units (“TBRSUs”) valued at $190,000 and the non-management Board Chair receives an additional equity retainer valued at $200,000. The number of TBRSUs is calculated by dividing the value of the retainer by the closing price of one share of Common Stock on the grant date, rounded down to the nearest whole share. The grant date is the first business day of the fiscal year, and the vesting date is the last day of the corresponding fiscal year. If our Board declares a dividend, each unvested TBRSU is eligible to receive a dividend equivalent right (“DER”) which vests according to the same schedule as the underlying unit. Accrued but unvested DERs will also receive DERs from subsequent dividends, crediting the director’s account with additional TBRSUs equal to the cash dividend they would have received if the TBRSUs had been vested on the dividend record date.
Stock Ownership Guidelines
The Board has also adopted stock ownership guidelines for both directors and senior executives that align the interests of directors and senior executives with the interests of the Company’s stockholders. Prior to November 2025, each non-management director must, during his or her service on the Board, retain at least 50% of the shares of Common Stock received as a result of equity or equity-based awards. In November 2025, the Compensation Committee approved a change to the guidelines to more closely align with market. Non-employee directors are now required to hold shares of Common Stock having a total value equal to five times the annual board cash retainer. Directors are expected to meet the guideline within five years of their initial appointment. Until a director has met their stock ownership requirement, they must retain at least 50% of the net after-tax shares received from the vesting or payment of equity awards. Shares owned, shares held in trust, and 50% of unvested restricted shares and restricted stock units count towards the guideline (directors do not receive stock options or performance-based restricted stock units). As of June 1, 2026, all our directors were in compliance with our policy. See page 59 for a discussion of stock ownership guidelines for senior executives.

Albertsons Companies	36	2026 Proxy Statement

Fiscal 2025 Director Compensation
The following table sets forth summary information regarding the compensation of our non-management directors who served during fiscal 2025. Neither Susan Morris, our current CEO, nor Vivek Sankaran, our former CEO, received any compensation for their Board service. See “Compensation Discussion and Analysis” for executive compensation. Awards were granted on February 26, 2025.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Sharon Allen	145,000	189,996	334,996
Frank Bruno	125,000	189,996	314,996
James Donald	65,476	189,996	255,744
Kim Fennebresque	140,000	278,400	418,400
Allen Gibson	75,952	189,996	265,948
Lisa Gray	87,054	189,996	277,050
Sarah Mensah	125,000	189,996	314,996
Brian Rice	—	—	—
Alan Schumacher	150,000	189,996	339,996
Brian Kevin Turner	145,000	189,996	334,996
Mary Beth West	145,000	189,996	334,996
Scott Wille	42,946	55,314	98,260
David Zinsner	59,524	80,921	140,445

(1)
Mr. Rice was appointed to the Board February 25, 2026, three days before the end of fiscal 2025 and did not receive any fees or a fiscal 2025 stock award. Messrs. Wille and Zinsner joined the Board during fiscal 2025 and their cash compensation and equity grant were pro-rated to reflect the portion of the fiscal year that they served as directors. Messrs. Donald and Gibson and Ms. Gray served on the Board for a portion of fiscal 2025 and their equity awards were forfeited upon their termination of service.

(2)
Reflects the full grant date fair value calculated in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (ASC 718), excluding forfeiture estimates. See Notes 1 and 8—Equity-Based Compensation in our 2025 Form 10-K for a discussion of the assumptions used in determining the grant date fair value of these share-based awards, including forfeiture assumptions and the period over which the Company will recognize the compensation expense for such awards. See “Security Ownership of Certain Beneficial Owners and Management” for total ownership of each of the directors as of the Record Date.

Albertsons Companies	37	2026 Proxy Statement

Communications with the Board
As stated in our Corporate Governance Guidelines, any stockholder or other interested party who wishes to communicate with the Board, its Chair, a committee, the non-employee directors, or any individual director in his or her capacity as such may direct such communication in writing to the following address:
Albertsons Companies, Inc.
c/o Corporate Secretary
250 E. Parkcenter Blvd.
Boise, Idaho 83706
The Corporate Secretary will forward the communication to the appropriate group or individual except for correspondence which is not more suitably directed to management or items of the following nature – advertising, promotions of a product or service, solicitations, resumes, patently offensive material and matters completely unrelated to the Board’s functions, Company performance, Company policies, or items that could not reasonably be expected to affect the Company’s public perception.

Albertsons Companies	38	2026 Proxy Statement

Our Impact Framework
As a long-standing neighborhood grocer, we believe we have an ongoing commitment to leverage our resources and expertise to support the communities we serve and the planet we share. Our Board is deeply committed to this effort and the Governance Committee provides oversight to ensure that the Company’s strategy is appropriate, takes account of material risks, and is likely to deliver results.
Our impact framework, Recipe for Change, is based on three pillars: The Products We Sell; The Communities We Serve; and The Planet We Share.

Products We Sell

Reducing food waste has been a long-standing priority in our operations, and our strategy is broken into three workstreams: preventing food waste, donating edible food, and diverting inedible food waste.
We leverage a variety of innovative methods and technologies to prevent food waste, including artificial intelligence solutions that improve our ordering and production forecasts. In fiscal 2025, over 98% of our stores donated food on a weekly basis, on average. Albertsons Companies donated more than 123 million pounds of food to our local Feeding America partners in 2025. When food cannot be donated, we have organic waste diversion services for more than 70% of our stores.
We are also working to increase the circularity of our Own Brands packaging by increasing the recyclability, reusability and compostability of product packaging as well as incorporating post-consumer recycled content into packaging. As part of our efforts to help keep recyclable plastic and packaging out of the landfill, we include recycling instructions on tens of thousands of Own Brands packaged products and store-made items.

Communities We Serve

We’re at our best when we are stewards of our communities, and we are continually working to help our associate and customer communities thrive. As one of the largest food and drug retailers in the United States, we recognize that our success and ability to delight our customers lies in the engagement of our associates. We remain committed to attracting, developing and retaining associates by fostering a culture where we are better together, investing in talent development and supporting the personal health and well-being of associates and their families.
We work to address hunger locally by enabling meals through our store food donation program and the Nourishing Neighbors Program of the Albertsons Companies Foundation. Through these initiatives, we are working to enable 1.5 billion meals between 2024 and 2030. Since fiscal 2024, we have enabled more than 430 million meals.
We look to support our associates during times of need. Through our “We Care” fund we provided more than $1.2 million to help over 750 associates who were personally impacted by natural disasters and personal hardships in fiscal 2025.

Albertsons Companies	39	2026 Proxy Statement

Planet We Share

As part of our focus on Energy & Emissions, we’re working to reduce our carbon emissions. We are continuing to improve our energy efficiency, enhance our refrigeration infrastructure and increase the use of renewable energy. During fiscal 2025, we completed over 500 energy efficiency projects and more than 90 projects to transition stores to refrigerants with lower global warming potential. We expect to publish our carbon emission calculations for fiscal 2025 in our 2026 Recipe for Change Report.
We are also continuing to divert operational waste from landfills. During fiscal 2025, we recycled approximately 765 million pounds of cardboard and more than 25 million pounds of plastic bags and film.

Albertsons Companies	40	2026 Proxy Statement

Certain Relationships and Related Party Transactions
The following discussion is a summary of certain material arrangements, agreements and transactions we had with related parties during fiscal 2025. These transactions include, among others, professional advisory, consulting, and other corporate services.
Our Board has adopted a written policy (the “Related Persons Transaction Policy”) and procedures for the review, approval, or ratification of “Related Party Transactions” by the Audit Committee. Under the Related Persons Transaction Policy, a “Related Party Transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements, or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $120,000 in any fiscal year, (2) we or any of our subsidiaries is a participant, and (3) any related party has or will have a direct or indirect material interest.
Prior to the Company entering into any Related Party Transaction, it is reported to the Company’s General Counsel who undertakes an evaluation of the Related Party Transaction. The General Counsel then reports the findings of the evaluation to the Audit Committee, including a summary of material facts. The Audit Committee reviews the material facts of all Related Party Transactions which require the Audit Committee’s approval. It then either approves or disapproves these transactions, subject to the exceptions described below. If advance notice of a Related Party Transaction has been given to the Audit Committee and it is not possible to convene a meeting, the Chair of the Audit Committee will evaluate the appropriateness of the transaction. If deemed appropriate, the Chair will approve the transaction and present to the Audit Committee for ratification at the next regularly scheduled meeting. In the event the Audit Committee does not ratify any such Related Party Transaction, management shall make all reasonable efforts to cancel or annul such Related Party Transaction. In the event the Company becomes aware of a Related Party Transaction that was not previously approved or ratified under the Related Persons Transaction Policy, the Company will promptly notify the Chair of the Audit Committee, and the Audit Committee (or, if it is not practicable for the Company to wait for the Audit Committee to consider the matter, the Chair) will consider whether the Related Party Transaction should be ratified or rescinded or other action should be taken. The Chair will report to the Audit Committee at the next regularly scheduled meeting of the Audit Committee any actions taken under the Related Persons Transaction Policy. The Audit Committee will also review all of the facts and circumstances pertaining to the failure to report the Related Party Transaction to the Audit Committee and will take, or recommend to the Board, any action the Audit Committee deems appropriate.
Related Party Transactions
We paid Cerberus Technology Solutions, an affiliate of Cerberus, fees totaling approximately $2.7 million during fiscal 2025 for information technology advisory and implementation services in connection with modernizing our information systems.
Fees paid to Cerberus Operations and Advisory Company, LLC, an affiliate of Cerberus, for consulting services aimed at improving the Company’s operations were immaterial during fiscal 2025.
Duane Morris, spouse of Susan Morris, our Chief Executive Officer, owns 50% of Catalyst Retail Solutions (“Catalyst”), a food brokerage company. Mr. Morris represented manufacturers of items sold in select Company stores totaling approximately $10 million in cost. Catalyst received approximately $98,600 as consulting fees from the manufacturers during fiscal 2025. This transaction is not expected to continue in fiscal 2026.

Albertsons Companies	41	2026 Proxy Statement

PROPOSAL 2:
Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed, and our Board has ratified the appointment of, Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending February 27, 2027. Although we are not required by our bylaws or applicable law to seek stockholder approval for this appointment, we are doing so as a matter of good corporate governance. If stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee may consider the appointment of another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee retains the discretion to appoint a different firm if it believes that such a change would be in the best interests of the Company and our stockholders.

One or more representatives of Deloitte & Touche are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they wish and will be available to answer appropriate questions. See “Fees Paid to Independent Registered Public Accounting Firm” on page 43 for the fees paid to Deloitte & Touche during fiscal years 2025 and 2024.

Our Board recommends that stockholders vote “FOR” the proposal

Albertsons Companies	42	2026 Proxy Statement

Approval of Audit and Non-Audit Services
The Audit Committee reviews and pre-approves Deloitte & Touche’s audit plan and estimated fees for the upcoming audit year. The Audit Committee also pre-approves any non-audit services, including tax services to be performed for the Company by Deloitte & Touche.
Fees Paid to Independent Registered Public Accounting Firm
We paid the following fees (in thousands) to Deloitte & Touche and its affiliates for professional services rendered by them during the 2025 and 2024 fiscal years, respectively:

Fees	Fiscal 2025	Fiscal 2024
Audit(1)	$6,090	$5,725
Audit Related(2)	$760	$1,265
Tax(3)	$513	$410
Total	$7,363	$7,400

(1)
Fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports. Also includes audit services provided in connection with other statutory audits and regulatory filings.

(2)
Fees related to audit and attest services not required by statute or regulations; audits of our employee benefit plans; third-party assurance for select compliance audits; comfort letter procedures; and sustainability assurance readiness services.

(3)	Fees related to professional services rendered in connection with tax compliance and preparation related to tax returns and tax audits, as well as for tax consulting and tax planning.
Audit Committee Report
The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for fiscal 2025. We have discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. We have received the written disclosures and the letter from Deloitte & Touche as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and have discussed with Deloitte & Touche its independence. Based on the above review and discussions, we recommended to the Board that the audited financial statements for the Company be included in the Company’s 2025 Form 10-K for filing with the SEC.
Respectfully submitted,
Alan Schumacher (Chair)
Sarah Mensah
Brian Rice
David Zinsner

Albertsons Companies	43	2026 Proxy Statement

PROPOSAL 3:
Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act, the Company is providing stockholders with an opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in the CD&A, compensation tables, narrative discussion, and related footnotes included in this proxy statement.

Even though the vote is advisory and non-binding on the Company, the Compensation Committee values the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

As detailed in the CD&A, our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to building long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace and links pay to performance and long-term stockholder interests.

Accordingly, the Board recommends that you vote in favor of the following resolution:

RESOLVED, that the compensation paid to the NEOs in fiscal 2025, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the CD&A, compensation tables, narrative discussion, and related footnotes that accompany the compensation tables), is hereby approved.

Our Board recommends that stockholders vote “FOR” the proposal

Albertsons Companies	44	2026 Proxy Statement

Compensation Discussion and Analysis
The CD&A outlines the key elements of our executive compensation program and provides context for decisions regarding the compensation of our fiscal 2025 NEOs. The CD&A is organized into the following sections:

47	Fiscal 2025 Financial and Operational Highlights
48	2025 Say-on-Pay Result
48	Executive Compensation Philosophy
49	Pay Mix Emphasizes Performance
50	Executive Compensation Best Practices
51	Overview of Fiscal 2025 Executive Compensation

52	Base Salary
52	Cash Bonus
54	Long-Term Incentive Award Programs
46	Stabilization Awards
58	Payments Related to 2023 Retention Program
58	Deferred Compensation Plan
58	401(k) Plan
58	Other Benefits
59	Perquisites
59	Stock Ownership Guidelines and Restrictions on Trading
59	Clawback Policies
60	The Process of Setting Executive Compensation
61	Compensation Risk Assessment

Albertsons Companies	45	2026 Proxy Statement

Our NEOs for fiscal 2025 were:

Susan Morris, age 57 Chief Executive Officer and Director	Anuj Dhanda, age 63 Executive Vice President, Chief Information Technology Officer

Sharon McCollam, age 64 President and Chief Financial Officer	Jen Saenz, age 48 Former Executive Vice President and Chief Merchandising & Digital Officer

Thomas Moriarty, age 63 Executive Vice President, M&A and Corporate Affairs	Vivek Sankaran, age 63 Former Chief Executive Officer and Director

Leadership Transition in 2025
As we noted last year, Ms. Morris was appointed Chief Executive Officer effective May 1, 2025 following the announced retirement of Mr. Sankaran.
Stabilization Awards
In connection with the CEO transition, our NEOs (other than Ms. Morris and Mr. Sankaran) were granted stabilization awards in the form of TBRSUs with two-year cliff vesting, subject to continued employment (Ms. Saenz’ award was forfeited upon her termination of employment). To minimize organizational disruption during the CEO transition period, these one-time retention awards were implemented to maintain leadership continuity across key business functions, focusing the team on the successful implementation of Ms. Morris's strategic priorities. The size and form of the awards were carefully calibrated by the Committee, in consultation with its independent consultant, to reflect market practices for similar transition events. With retention as the core objective, the Committee used TBRSUs to maintain alignment of interest between our executives and our stockholders. For details on the awards, see page 57 and the Grants of Plan Based Awards table on page 65. The grant date was May 1, 2025.

Albertsons Companies	46	2026 Proxy Statement

Fiscal 2025 Financial and Operational Highlights
Our financial and operating highlights for fiscal 2025 include:

*	For a reconciliation of non-GAAP measures, please see pages 38–40 of our 2025 Form 10-K.

Albertsons Companies	47	2026 Proxy Statement

2025 Say-on-Pay Result
Each year our stockholders have the opportunity to cast an advisory say-on-pay vote on our NEOs’ compensation. At our 2025 annual meeting, our stockholders expressed their continued support for our executive compensation program, with 97% voting in favor of our say-on-pay proposal.

Executive Compensation Philosophy
Our executive compensation program is designed to attract, motivate, and retain high-caliber talent. Each year the Compensation Committee reviews the incentive structure, considering individual contributions, leadership, business performance, and our strategic roadmap to assess potential enhancements.
The guiding principles of our compensation program are as follows:
Our Compensation Philosophy

1. Pay For Performance

Pay for performance by tying a significant portion of each executive's total compensation to quantifiable goals related to Company performance and strategic objectives

2. Performance Metrics

Use performance metrics that directly relate to our financial and business performance and stockholder interests

3. Competitive Compensation

Provide market-driven, competitive pay to attract, retain, and motivate leaders

4. Alignment of Interests

Align executive compensation with stockholder interest through a high proportion of compensation tied to short- and long-term Company performance

Albertsons Companies	48	2026 Proxy Statement

Pay Mix Emphasizes Performance
Consistent with our executive compensation pay philosophy, a significant portion of the target incentive compensation for our CEO and other NEOs is tied to an appropriate balance of short- and long-term incentive components with linkage to rigorous goals to drive growth and stockholder value creation.
The charts below illustrate the pay mix at target levels of the various components of compensation for Ms. Morris and the other NEOs as a group for fiscal 2025:

Albertsons Companies	49	2026 Proxy Statement

Executive Compensation Best Practices
The Compensation Committee closely monitors emerging trends and is dedicated to adopting sound compensation and governance practices for our compensation program. The chart below highlights compensation practices we follow and those we do not follow:

What We Do	What We Don’t Do

Provide competitive, market-driven base salary

Incentive pay components include an appropriate mix of short- and long-term performance measures

Use quantitative targets linked to Company financial and operational performance and strategic goals

Integrate multiple performance metrics to incentivize prudent management and minimize risk-taking

Cap the amount of annual cash bonus

Benchmark compensation against a carefully selected peer group

Maintain robust stock ownership guidelines

Include fault and no-fault based recoupment or “clawback” policies in our compensation program

Include double-trigger clauses for change in control in employment agreements

Restrict short sales and other speculative trading on our Common Stock

Retain independent compensation consultant that performs no other services for the Company

Provide automatic salary increases

Provide high levels of fixed compensation

Use metrics unrelated to our operational goals

Reward imprudent risk-taking

Guarantee annual cash bonuses

Provide single-trigger payouts or single-trigger vesting upon a change in control

Provide executive-only retirement programs

Pay above market returns on any deferred compensation plan

Pay excessive perquisites

Provide tax gross-ups

Albertsons Companies	50	2026 Proxy Statement

Overview of Fiscal 2025 Executive Compensation
The following chart summarizes the components and associated objectives of our compensation program for fiscal 2025 for our NEOs. Notable changes from the 2024 design included the following: eliminating the quarterly bonus and moving fully to an annual bonus for senior leaders including our NEOs and removing the Senior Leader Scorecard to more closely align all NEOs with corporate performance.

Element	Overview of Element	Objective of Element	Performance Metric and Payout
Base Salary	Fixed amount of cash compensation	Set market-driven, competitive base compensation to retain talent and influence target for cash bonus opportunity	Individual performance and market competitiveness based on role and responsibility
Corporate Incentive Plan (Cash Bonus)	Annual bonus based on Company performance during the fiscal year	Drive Company performance on an annual basis	Pre-established targets 60% Adjusted EBITDA and 40% identical sales (“ID Sales”) Payout capped at 200% of target
Long-Term Incentive Award Program (Equity)	PBRSU Awards	Align executive interests with long-term stockholder interests and promote long-term value creation
Pre-established financial targets that are critically important to our stockholders – Adjusted EPS and ROIC

Payout capped at 200%; awards earned annually based on Company performance; vests after three years

	TBRSU Awards	Promote retention and align executive interests with long-term stockholder interests	Increase in value of Common Stock Time-based; one-third vest annually

Additionally, some executives, including our NEOs, have certain severance protections under their employment agreements. See “Potential Payments Upon Termination of Employment” for details on amounts payable under certain termination scenarios. Consistent with standard business practice, our NEOs also receive business-related perquisites and benefits that are provided to all employees, including healthcare benefits, life insurance, retirement savings plans, and disability plans.

Albertsons Companies	51	2026 Proxy Statement

Base Salary
We provide our NEOs with a base salary for services rendered during the fiscal year. In line with our pay-for-performance philosophy, base salary represents the smallest portion of annual total compensation and is the only fixed element of compensation.
Base salary is designed to attract and retain key talent and is determined by the Compensation Committee based on various factors including:
•	nature and responsibility of the position;
•	expertise of the executive and competition in the market for the executive’s services;
•	potential for driving the Company’s success in the future;
•	peer group compensation data;
•	performance reviews and recommendations of the CEO (except in the case of his or her own compensation); and
•	other factors deemed relevant by the Compensation Committee.
Our NEOs are not eligible for automatic annual base salary increases. In fiscal 2025, NEO base salaries were:

Name	Fiscal 2025 Annual Base Salary	Fiscal 2024 Annual Base Salary
Susan Morris	$1,400,000(1)	$1,000,000
Sharon McCollam	$1,000,000	$1,000,000
Tom Moriarty	$975,000	$900,000
Anuj Dhanda(2)	$825,000	$825,000
Jen Saenz(2)	$800,000	$750,000
Vivek Sankaran	$1,500,000	$1,500,000

(1)	Reflects Ms. Morris’ salary for her position as CEO. The Fiscal 2024 salary reflects compensation for her position as COO.
(2)	Mr. Dhanda and Ms. Saenz were not NEOs in fiscal 2024.
Cash Bonus
Performance-Based Bonus Plan
Our NEOs participated in our corporate management bonus plan (“Corporate Incentive Plan”) for fiscal 2025. The Corporate Incentive Plan is for bonus-eligible associates and is intended to compensate participants for their contribution in achieving short-term financial and operational goals of the Company.
What were the components of the Corporate Incentive Plan for fiscal 2025?
Our Corporate Incentive Plan provides incentive payments based on annual Company performance.
The performance metrics for the annual bonus components, and their weightings, were as follows:

Annual Bonus
60% Adjusted EBITDA
40% ID Sales

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How are Corporate Incentive Plan targets set for the fiscal year?
Our cash bonus metrics, Adjusted EBITDA and ID Sales, are regarded as key performance indicators in our industry, closely followed by our investors and highly correlated with long-term stockholder value. The Compensation Committee sets targets for these metrics before the fiscal year begins, based on the financial plan approved by the Board. In line with this philosophy, the Compensation Committee set the target performances and payouts for fiscal 2025 as follows.

	Minimum Performance	Target Performance	Maximum Performance	Minimum Payout	Target Payout	Maximum Payout
Adjusted EBITDA	90%	100%	110%	25%	100%	200%
ID Sales	98.5%	100%	101.5%	25%	100%	200%

ID Sales performance metric will not pay above 100% (target) unless the Adjusted EBITDA result achieves at least 100% (target) performance.
How is a participant’s cash bonus determined under the Corporate Incentive Plan?
Target cash bonus is expressed as a percentage of the participant’s base salary. The Compensation Committee sets this percentage based on market data and other relevant factors, such as the NEO’s role and responsibilities, impact, execution ability, our financial and operational performance, prior performance, overall market conditions, and CEO recommendations (excluding herself).
Participants in the Corporate Incentive Plan receive a portion of the target cash bonus based on the Company’s achievement of performance metrics set by the Compensation Committee. The actual payout may be higher or lower than the target bonus (or zero) depending on actual performance. However, in no event will a participant receive more than 200% of the target bonus for the fiscal year. This incentive cap encourages good judgment, promotes responsible risk management, reduces windfalls, and makes the Corporate Incentive Plan’s maximum cost predictable.
The target bonus for each NEO for fiscal 2025 (other than Mr. Sankaran, who was paid under his employment agreement upon his retirement) was as follows:

Name	Base Salary for Fiscal 2025 ($)	Target Bonus (% of Base Salary)	Target Bonus ($)
Susan Morris	1,400,000	185%	2,590,000
Sharon McCollam	1,000,000	125%	1,250,000
Thomas Moriarty	975,000	100%	975,000
Anuj Dhanda	825,000	100%	825,000
Jen Saenz	800,000	100%	800,000

Annual Bonus
Amounts under the annual bonus could be earned above or below the target level based on the scale discussed above. The targets and actual performance for fiscal 2025 for purposes of the annual cash bonus were as follows (in millions, except percentages):

Metric	Fiscal 2025
Target Adjusted EBITDA	$3,900
Actual Adjusted EBITDA*	$3,902
% Achieved	100%
Target ID Sales %	2.3%
Actual ID Sales %	2.0%
% Achieved	85.00%
Total Payout %	94.00%

*	For a reconciliation of non-GAAP measures, please see pages 38 – 40 of our 2025 Form 10-K.

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The annual bonus target for fiscal 2025 EBITDA was set equal to the Company’s financial plan approved by the Board. It was set slightly below last year's actual performance as 2025 was an investment year for the Company, with continued focus on our Customers for Life strategy, customer value proposition, loyalty/digital capabilities, and other initiatives amid a cautious consumer backdrop. The actual performance for fiscal year 2025 EBITDA was slightly above target, but resulted in achieved performance of 100%. ID Sales were slightly below target resulting in achieved performance of 85%. The total payout was below target at 94%.
The annual cash bonus earned by each NEO for fiscal 2025 was as follows:

Name	Annual Cash Bonus for Fiscal 2025
Susan Morris	$2,220,706
Sharon McCollam	$1,175,000
Thomas Moriarty	$880,585
Anuj Dhanda	$775,500
Jen Saenz	$735,151
Vivek Sankaran	—

When is a participant’s cash bonus paid?
The annual bonus is paid at the end of the fiscal year, upon certification of annual performance by the Compensation Committee. The annual bonus for fiscal 2025 was paid in April 2026.
Long-Term Incentive Award Program
The Compensation Committee annually awards performance-based and time-based equity awards to certain eligible employees, including NEOs. This combination balances performance and retention and aligns the executives’ interests with those of our stockholders.
When are annual long-term incentive awards granted?
Starting in fiscal 2024, the Compensation Committee set the grant date for annual long-term incentive awards to be two days after the release of the Company’s earnings for the fourth quarter and full year of the prior fiscal year. Accordingly, the fiscal 2025 awards were granted on April 17, 2025, two days after the release of the Company’s fiscal 2024 earnings. The Company has not granted stock options, stock appreciation rights, or similar instruments since its IPO in 2020 and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation, including compensation paid to its NEOs.
How are long-term equity incentives set for the fiscal year?
The target value of long-term equity incentive awards is based on competitive data and the executive’s total compensation, considering factors such as the individual’s role, responsibilities, impact, execution ability, financial and operational performance, prior performance, overall market conditions, and CEO recommendations (excluding herself). Annual equity grants are typically split 50-50 between performance-based and time-based awards, in the form of restricted stock units (“RSUs”).

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Performance-Based Restricted Stock Units (“PBRSU”)
At the time of grant, the performance-based awards are hypothetical shares of Common Stock, issued only upon attainment of certain performance measures. PBRSU awards have a three-year term with the actual number of PBRSUs earned based on achieving specified performance goals over three fiscal years, including the grant year. At the end of each fiscal year, the participant’s account is credited with RSUs equal to the target number for that year multiplied by the accrual factor, which is the product of the EPS Accrual Percentage and the ROIC Modifier. The Compensation Committee certifies the accrual factor at the end of each fiscal year, and the Company credits the participant’s account with earned units for the recently completed fiscal year. Earned RSUs are accrued until they vest at the end of the three-year term, subject to continued employment through the term. Any PBRSUs that remain unearned at the end of a fiscal year due to unmet performance criteria are automatically forfeited.
The Compensation Committee sets performance measures based on pre-established objective criteria before the beginning of each fiscal year. These goals are calibrated annually to ensure they require significant effort, considering the business environment, and align with stockholder interests in long-term growth.
EPS Accrual Percentage: The “EPS Accrual Percentage” for a given fiscal year is determined by comparing the Company’s Adjusted EPS achieved to the Adjusted EPS goal for the fiscal year (expressed as a percentage). Straight-line interpolation is used to calculate the EPS Accrual Percentage, which cannot exceed 160% for any given fiscal year. The Compensation Committee adjusts the performance measure goals for each fiscal year subject to a PBRSU grant, similar to cash bonus goals. The Adjusted EPS goals and accrual percentages for all three tranches of the fiscal 2025 grants are listed below:

Attainment of EPS Goal (EPS/EPS Goal)	EPS Accrual Percentage
Less than 70%	0%
70%	50%
100%	100%
Greater than or equal to 120%	160%

ROIC Modifier. The “ROIC Modifier” for a particular fiscal year is determined by comparing the Company’s ROIC achieved for the fiscal year to the ROIC goal for the fiscal year (expressed as a percentage) and as presented in the table below. In no event shall the ROIC Modifier for a given fiscal year be more than 125%.
The ROIC goals and ROIC Modifier for fiscal 2024 and fiscal 2025 were as follows:

Attainment of ROIC Goal (ROIC/ROIC Goal) for FY2024 and FY2025	ROIC Modifier for FY2024 and FY2025
Less than or equal to 89%	75%
Greater than 89% but less than 107%	100%
Greater than or equal to 107%	125%

Performance awards, if earned, vest after the third fiscal year from the grant year, following certification by the Compensation Committee and contingent upon the participant’s continuous employment through the vesting date.
Fiscal 2025 Target Setting for PBRSUs: The target fiscal year 2025 PBRSU goals for Adjusted EPS and ROIC were set equal to the Company’s financial plan approved by the Board. They were set slightly below last year's actual performance as 2025 was an investment year for the Company, with continued focus on our Customers for Life strategy, customer value proposition, loyalty/digital capabilities, and other initiatives amid a cautious consumer backdrop. The actual performance for fiscal year 2025 Adjusted EPS was slightly above target. No modification was made for the above target ROIC performance as it fell within the pre-established collar.

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The target goals and actual performance for the fiscal 2025 performance-based awards are presented below.

The following table shows the total number of PBRSUs awarded (at target) to each NEO in fiscal 2025, the number of PBRSUs eligible to be earned for fiscal 2025 performance (at target) and the number of PBRSUs that were earned upon certification of fiscal 2025 performance. Earned performance awards vest after the third fiscal year from the grant date.

Name	Performance- Based RSUs Awarded in Fiscal 2025 (@ Target)	Performance- Based RSUs Subject to Being Earned For Fiscal 2025 (@ Target)	Performance- Based RSUs Earned For Fiscal 2025 (102.8% of Target)
Susan Morris	253,570	84,524	86,891
Sharon McCollam	96,730	32,244	33,147
Thomas Moriarty	82,911	27,637	28,411
Anuj Dhanda	66,789	22,263	22,886
Jen Saenz(1)	49,516	16,506	—
Vivek Sankaran(2)	—	—	—

(1)	Ms. Saenz’ PBRSUs were cancelled upon her termination of employment.
(2)	Mr. Sankaran did not receive an award in fiscal 2025 due to his announced retirement.
If our Board declares dividends, each earned but unvested PBRSU and each unvested TBRSU is eligible to receive DERs, which vest on the same schedule as the underlying unit. Accrued but unvested DERs also receive DERs from subsequent dividends.
Vested Performance-Based Restricted Stock Units Under Prior Grants
The following tables provide the number of PBRSUs that were earned by the NEOs pursuant to the third tranche of the fiscal 2023 grant and the second tranche of the fiscal 2024 grant (together “Prior Grants”) upon certification by the Compensation Committee in April 2026 of fiscal 2025 performance. The payout for the fiscal 2023 and fiscal 2024 grants was earned at 102.8% of target.

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Fiscal 2023 Grant

Name	Fiscal 2023 Performance- Based RSUs @Target	% Achieved	Performance- Based RSUs Earned for Fiscal 2025 Performance
Susan Morris	38,194	102.8%	39,263
Sharon McCollam	38,194	102.8%	39,263
Thomas Moriarty	26,624	102.8%	27,369
Anuj Dhanda	23,872	102.8%	24,540
Jen Saenz	20,399	102.8%	20,970
Vivek Sankaran(1)	91,146	102.8%	93,698

(1)	Mr. Sankaran’s award continues to vest according to their terms as a result of his retirement.
Fiscal 2024 Grant

Name	Fiscal 2024 Performance- Based RSUs @Target	% Achieved	Performance- Based RSUs Earned for Fiscal 2025 Performance
Susan Morris	36,557	102.8%	37,581
Sharon McCollam	33,234	102.8%	34,165
Thomas Moriarty	29,079	102.8%	29,893
Anuj Dhanda	25,756	102.8%	26,447
Jen Saenz(1)	19,732	102.8%	—
Vivek Sankaran(2)	95,547	102.8%	98,222

(1)	Ms. Saenz’ award was cancelled upon her termination of employment.
(2)	Mr. Sankaran’s award continues to vest according to their terms as a result of his retirement.
Time-Based Restricted Stock Units (“TBRSU”)
TBRSUs help us retain highly qualified individuals by linking their pay to the Company’s long-term growth. TBRSU awards generally have a three-year vesting period, vesting one-third annually at the end of each fiscal year, contingent on the participant’s continuous employment through the applicable vesting dates. The number and value of the TBRSU awards granted in fiscal 2025 are set forth in the Grant of Plan-Based Awards table on page 65 below.
Stabilization Awards
As noted above, in connection with the CEO transition, our NEOs (other than Ms. Morris and Mr. Sankaran) were granted stabilization awards in the form of time-based RSUs with two-year cliff vesting, subject to continued employment (Ms. Saenz’ award was forfeited upon her termination of employment). To minimize organizational disruption during the CEO transition period, these one-time retention awards were implemented to maintain leadership continuity across key business functions, focusing the team on the successful implementation of Ms. Morris's strategic priorities. The size and form of the awards were carefully calibrated by the Committee, in consultation with its independent consultant, to reflect market practices for similar transition events. With retention as the core objective, the Committee used RSUs to maintain alignment of interest between our executives and our stockholders. The grant date was May 1, 2025. The values of the awards are set forth below and included in the Grants of Plan Based Awards table on page 65.

Name	Stabilization Award Value in $
Sharon McCollam	4,000,000
Thomas Moriarty	3,800,000
Anuj Dhanda	2,800,000
Jen Saenz(1)	1,500,000

(1)	Ms. Saenz’ award was forfeited upon her termination of employment.

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Payment of Retention Cash Bonus Granted in 2023
As disclosed in prior years, in connection with the now-terminated merger agreement between the Company and Kroger, the Company established a retention program in 2023. This program was designed to retain key executives, maintain executive focus, support and incentivize integration planning efforts and reinforce commitment through the transaction close and beyond with payouts tied to continued service through critical post-closing milestones (the “Retention Program”). Each retention award under the Retention Program was payable in two equal cash installments. Because the merger agreement was terminated, the first installment was paid on the merger agreement termination date in December 2024 and the remainder was paid on October 13, 2025. The second installment of the payment is set forth below. Ms. Morris received her award prior to her promotion to Chief Executive Officer. Mr. Sankaran, who was serving as CEO at the time of the awards, did not receive an award under the Retention Program.

Name	Retention Bonus ($)
Susan Morris	2,000,000
Sharon McCollam	2,000,000
Thomas Moriarty	1,350,000
Anuj Dhanda	500,000
Jen Saenz	1,500,000
Vivek Sankaran	N/A

Deferred Compensation Plan
In fiscal 2025, our NEOs were eligible to participate in the Albertsons Companies Deferred Compensation Plan. Ms. Morris was previously eligible for a now frozen deferred compensation plan maintained by Albertsons LLC. Her accounts are reflected int the aggregate in this proxy statement and the plans together are referred to as the “Deferred Compensation Plans. See “Nonqualified Deferred Compensation” table below for details on the participation of NEOs in the Deferred Compensation Plan.
401(k) Plan
The Albertsons Companies 401(k) Plan (the “ACI 401(k) Plan”) allows eligible employees to make voluntary, pre-tax and/or after-tax Roth contributions up to a specified percentage of their compensation, subject to applicable tax limitations. We may provide a discretionary matching contribution based on a pre-determined percentage of an employee’s contributions, also subject to applicable tax limitations. Eligible employees who elect to participate in the ACI 401(k) Plan are generally 50% vested in any discretionary company matching contributions upon completion of two years of service and 100% vested after three years of service, while their own contributions are always fully vested. For the 2025 plan year, our Board set a matching contribution rate equal to 50% of an employee’s contribution up to 7% of total compensation (base salary plus cash bonus).
Other Benefits
NEOs participate in health and dental coverage, Company-paid term life insurance, disability insurance, paid time off, and paid holidays similar to other associates in their locality. We also have a relocation policy for associates who are required to relocate their residence. These benefits are designed to be competitive with overall market practices and help attract and retain talent.

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Perquisites
Except as otherwise noted below, NEOs generally are not entitled to any perquisites that are not otherwise available to all of our employees.
All NEOs are eligible for an executive physical.
Ms. Morris is entitled to the use of our corporate aircraft for up to 100 hours per year for herself, her family members, and guests at no cost to her other than the payment of income tax on such usage at the lowest permissible rate. Prior to his retirement, Mr. Sankaran had a similar perquisite at 50 hours per year.
Stock Ownership Guidelines and Restrictions on Trading
To more closely align senior management’s interests with those of our stockholders, the Board has adopted stock ownership guidelines. These guidelines require certain senior executives to acquire and hold a minimum dollar value of our Common Stock as detailed below:

Unexercised stock options, 50% of unvested TBRSUs, 50% of earned PBRSUs that vest solely based on the individual’s continued employment with the Company, and all unearned shares and PBRSUs that vest based on attainment of performance criteria that have not yet been attained do not count towards meeting the stock ownership guidelines.
Covered individuals are expected to achieve the target level within five years of their appointment date. Until then, covered individuals, including the NEOs, must hold 50% of Common Stock received upon the (i) vesting and settlement of performance shares or performance stock units; (ii) vesting of shares of restricted stock; and (iii) vesting and settlement of RSUs, except those needed to pay applicable taxes.
Our Insider Trading Policy prohibits our officers and directors from engaging, directly or indirectly, in any speculative transactions involving Company securities, including short sales, buying or selling put or call options, or entering into any derivative contracts. Any pledge or hedge of Company securities must be pre-cleared by the Company.
Clawback Policies
In June 2020, we adopted a Recoupment and Forfeiture Policy for executives at the level of Senior Vice President or higher. Under this policy, if a covered executive engaged, directly or indirectly, in fraudulent or other misconduct that caused a material restatement of the Company’s financials or required the recalculation of the performance achieved by the Company or engaged in Egregious Conduct that is substantially detrimental to the Company (whether financially, reputationally, or otherwise) then, at the Compensation Committee’s discretion, the executive will reimburse the Company for incentive compensation received by the executive. Incentive compensation includes cash, Common Stock, equity awards, or any other compensation dependent, in whole or in part, on the executive’s performance. The Compensation Committee can also adjust any unpaid compensation or cancel or rescind outstanding awards. Egregious Conduct is defined in the policy as a material breach of a Company written policy, misconduct including, but not limited to, fraud, criminal activities, falsification of Company records, theft, violent acts or threats of violence, or a violation of law, unethical conduct, or inappropriate behavior that causes substantial reputational harm to the Company or exposes the Company to substantial legal liability or the commission of an act or omission which causes the executive or the Company to be in violation of securities laws or regulations.
In October 2023, we adopted a restatement clawback policy (“Clawback Policy”) pursuant to the rules of the Exchange Act, and in compliance with the requirements of the NYSE, which applies to current and former Section 16 officers (including our NEOs). Under this no-fault, non-discretionary policy the Compensation Committee (subject to certain exceptions) will recover, recoup, offset, cancel, or forfeit erroneously awarded incentive compensation from covered executives if the Company is required to prepare a restatement. The clawback applies to incentive compensation, whether cash or equity, that is granted, earned, or vested (in whole or in part) upon the attainment of a financial reporting measure based upon which performance was determined.

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The Process of Setting Executive Compensation
Role of the Compensation Committee and the Compensation Consultant
The Compensation Committee oversees and provides strategic direction regarding all aspects of our senior executive pay program. It sets the compensation of the CEO and non-CEO NEOs. The Compensation Committee conducts an annual evaluation of the CEO’s performance, reviews it with the Board, and determines and approves the CEO’s compensation based on this evaluation. Additionally, the Compensation Committee considers the results of the most recent say-on-pay vote when determining CEO compensation.
Each year the Compensation Committee engages in extensive executive compensation discussions with our independent compensation consultant to review best practices and assess the competitiveness of our executive compensation compared to our peers. The Compensation Committee evaluates total compensation, approves each element of executive compensation, and reviews whether our compensation programs and practices carry undue risk. During fiscal 2025, the Compensation Committee continued to engage FW Cook as its independent compensation consultant. FW Cook evaluates the competitiveness of the design of the Company’s executive compensation program and recommends appropriate changes, reviews the competitiveness of the compensation of the NEOs and certain other executive officers, evaluates market pay data and competitive-positioning, provides analyses and inputs on program structure, performance measures, and goals, provides updates on market trends and the regulatory environment as it relates to executive compensation, reviews various management proposals presented to the Compensation Committee related to executive compensation, provides objective analysis and recommendations, and works with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment. FW Cook does not perform other services for the Company and will not do so without the prior consent of the Compensation Committee. FW Cook meets with the Compensation Committee in executive sessions, outside the presence of management.
Role of Management and the CEO in Setting Executive Compensation
The Compensation Committee solicits the views of our CEO when making compensation decisions for other NEOs. None of our NEOs participate in their own compensation discussion.
Use of Peer Data in Setting Our Executive Compensation
The Compensation Committee believes that our NEOs’ compensation should be aligned with that of similarly situated executives within a peer group of companies. This alignment is essential to attract, retain, and motivate the highest caliber executive management team critical to our long-term success. While we do not rely solely on benchmark compensation to establish target pay levels, FW Cook conducts an annual review of the compensation programs of peers. These peers are selected based on size-appropriate comparators operating in publicly traded retail industries.
The peer group that the Compensation Committee used to help inform its compensation decisions in fiscal 2025 consisted of the following companies:

Best Buy BJ’s Wholesale Costco CVS Dollar General	Dollar Tree Home Depot Kroger Lowe’s Companies Starbucks	Sysco Target TJX Companies Walgreens Walmart

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Compensation Risk Assessment
Our compensation program motivates our leaders to perform and engages them in the Company’s success which contributes to stockholder value. We believe our approach to compensation helps mitigate excessive risk-taking that could harm stockholder value or reward poor judgment by our executives. Below are some highlights of the Company’s compensation program which mitigate risks associated with compensation:
•	balance between “short- and long-term” pay and “fixed and variable” pay;
•	performance-based payouts within range of competitive practices;
•	company performance measured against objective, pre-determined financial metrics;
•	capped payout levels for incentive compensation;
•	stock ownership guidelines for directors, NEOs, and upper management;
•	fault and no-fault based recoupment or clawback policies for upper management; and
•	solicitation of stockholder feedback about our compensation programs on an annual basis.
Our Compensation Committee monitors and considers the risk mitigating factors when setting executive compensation. Based on such review, the Compensation Committee has concluded that the compensation program does not create risks that are reasonably likely to have a materially adverse effect on the Company or put the Company at risk.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the 2025 Form 10-K. The Board has approved the recommendation.
Compensation Committee
Sharon Allen (Chair)
Alan Schumacher
Mary Elizabeth West

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Summary Compensation Table
The following table sets forth summary information concerning the total compensation earned by our NEOs for each of the last three completed fiscal years.

Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Susan Morris Chief Executive Officer	2025	1,330,769	2,000,000	11,010,009	2,220,706	206,382	16,767,866
	2024	1,000,000	2,000,000	4,400,001	866,826	11,250	8,278,076
	2023	1,000,000	—	4,399,987	977,214	92,059	6,469,260
Sharon McCollam President and Chief Financial Officer	2025	1,000,000	2,000,000	8,200,026	1,175,000	16,741	12,391,767
	2024	1,000,000	2,000,000	4,000,004	866,826	15,418	7,882,248
	2023	1,000,000	—	4,399,987	1,221,517	3,716	6,625,220
Thomas Moriarty Executive Vice President, M&A and Corporate Affairs	2025	936,058	1,350,000	7,400,000	880,585	—	10,566,643
	2024	900,000	1,350,000	3,499,989	624,115	—	6,374,103
	2023	657,692	—	3,499,991	584,221	—	4,741,904
Anuj Dhanda(6) Executive Vice President, Chief Technology & Transformation Officer	2025	825,000	500,000	5,699,981	775,500	73,803	7,874,284
	2024	825,000	500,000	3,099,992	572,105	77,267	5,074,365
	2023	750,000	—	2,750,016	732,910	77,980	4,310,906
Jen Saenz(6) Executive Vice President, Chief Merchandising Officer	2025	781,731	1,500,000	3,649,988	735,151	11,500	6,678,370
Vivek Sankaran Former Chief Executive Officer	2025	276,923	—	—	—	269,354	546,277
	2024	1,500,000	—	11,499,997	2,080,382	160,132	15,240,511
	2023	1,500,000	—	10,500,020	2,931,642	193,621	15,125,283

(1)	Reflects the fiscal years ended February 28, 2026 (“fiscal 2025”), February 22, 2025 (“fiscal 2024”), and February 24, 2024 (“fiscal 2023”).
(2)	Reflects payments of cash retention bonuses paid in fiscal 2025 under the 2023 Retention Program.
(3)
Reflects the aggregate full grant date fair value of the equity awards. Includes the Stabilization Awards of: $4,000,000 for Ms. McCollam, $3,800,000 for Mr. Moriarty, $2,800,000 for Mr. Dhanda, and $1,500,000 for Ms. Saenz. See Compensation Discussion and Analysis— Stabilization Awards.

The grant date fair values were determined in accordance with ASC 718, excluding forfeiture estimates. See Notes 1 and 8—Equity-Based Compensation in our audited consolidated financial statements included in our 2025 Form 10-K for a discussion of the assumptions used in the valuation of such awards pursuant to ASC 718.
As required by the rules of the SEC, the grant date fair values assuming the maximum level of performance for the PBRSUs are as follows:

Name	Fiscal 2025	Fiscal 2024	Fiscal 2023
Susan Morris	$11,010,009	$4,400,001	$4,399,987
Sharon McCollam	$4,200,017	$4,000,004	$4,399,987
Thomas Moriarty	$3,599,996	$3,499,989	$3,499,991
Anuj Dhanda	$2,899,978	$3,099,992	$2,750,016
Jen Saenz	$2,149,985	N/A	N/A
Vivek Sankaran	N/A	$11,499,997	$10,500,020

(4)
Reflects amounts paid to the NEOs under our bonus program for the applicable fiscal year. For a discussion of our cash bonus structure, including the Corporate Incentive Plan for fiscal year 2025, see “Compensation Discussion and Analysis—Cash Bonus.”

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(5)	Excludes DERs which are factored into the grant date fair value of disclosed equity awards. A detailed breakdown of “All Other Compensation” for fiscal 2025 is provided in the table below:

Name	Fiscal Year	Aircraft ($)(a)	Life Insurance/ Health Benefit ($)	Other Payments ($)(b)	Deferred Compensation Plan Company Contribution ($)(c)	401(k) Plan Company Contribution ($)
Susan Morris	2025	144,882	—	50,000	—	11,500
Sharon McCollam	2025	—	5,241	—	—	11,500
Thomas Moriarty	2025	—	—	—	—	—
Anuj Dhanda	2025	—	—	—	62,303	11,500
Jen Saenz	2025	—	—	—	—	11,500
Vivek Sankaran	2025	141,046	—	128,308	—	—

(a)	Represents the aggregate incremental cost to us for Mr. Sankaran’s and Ms. Morris’ personal use of Company aircraft.
(b)	Represents expense reimbursement provided to Ms. Morris in connection with her employment agreement and payout of unused paid time off for Mr. Sankaran.
(c)	Company contributions to the NEO’s Deferred Compensation Plan account. See “Nonqualified Deferred Compensation” table.
(6)
Mr. Dhanda was a NEO in both 2023 and 2025 but was not a NEO of the Company in fiscal year 2024. Ms. Saenz was not a NEO of the Company in fiscal year 2024 or fiscal year 2023. Ms. Saenz left the Company on February 28, 2026.

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Grants of Plan Based Awards
The following table specifies the grants of awards made under our cash bonus and equity incentive plans to the NEOs during and for fiscal 2025.

Name	Approval Date(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Units(4) (#)	Grant Date Fair Value of Stock Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Susan Morris			615,481	2,461,923	4,923,847
	4/11/2025	4/17/2025				190,178	253,570	507,140		5,505,005
	4/11/2025	4/17/2025							253,570	5,505,005
Sharon McCollam			312,500	1,250,000	2,500,000
	4/11/2025	4/17/2025				72,548	96,730	193,460		2,100,008
	4/11/2025	4/17/2025							96,730	2,100,008
	4/30/2025	5/1/2025(6)							181,736	4,000,009
Thomas Moriarty			234,014	936,058	1,872,115
	4/11/2025	4/17/2025				62,183	82,911	165,822		1,799,998
	4/11/2025	4/17/2025							82,911	1,799,998
	4/30/2025	5/1/2025(6)							172,649	3,800,004
Anuj Dhanda			206,250	825,000	1,650,000
	4/11/2025	4/17/2025				50,092	66,789	133,578		1,449,989
	4/11/2025	4/17/2025							66,789	1,449,989
	4/30/2025	5/1/2025(6)							127,215	2,800,002
Jen Saenz			244,291	977,164	1,954,327
	4/11/2025	4/17/2025				37,137	49,516	99,032		1,074,992
	4/11/2025	4/17/2025							49,516	1,074,992
	4/30/2025	5/1/2025(6)							68,151	1,500,004
Vivek Sankaran(7)			138,462	553,846	1,107,692

(1)	The date the Compensation Committee approved the grants of the respective long-term incentive awards.
(2)
Amounts represent the range of cash bonus awards the NEO was potentially entitled to receive based on the achievement of performance goals for fiscal 2025 under our Corporate Incentive Plan. See “Compensation Discussion and Analysis—Cash Bonus” for a description of the bonus process and the target bonus of each NEO for fiscal 2025. The amounts actually paid are reported in the Summary Compensation Table.

(3)	The reported numbers are PBRSUs granted pursuant to the annual equity award. See “Compensation Discussion and Analysis—Long-Term Incentive Award Programs” for a description of the terms of the PBRSUs.
(4)	The reported numbers are TBRSUs granted pursuant to the annual equity award. See “Compensation Discussion and Analysis—Long-Term Incentive Award Programs” for a description of the terms of the TBRSUs.
(5)
The grant date fair values of the TBRSUs and the PBRSUs were determined in accordance with ASC 718, excluding forfeiture estimates. See Notes 1 and 8—Equity Based Compensation in our audited consolidated financial statements included in our 2025 Form 10-K for a discussion of the assumptions used in the valuation of such awards pursuant to ASC 718.

(6)	Represents the Stabilization Awards discussed on pages 46 and 57.
(7)	Due to his retirement, Mr. Sankaran did not receive a bonus for fiscal 2025.

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Outstanding Equity Awards at Fiscal Year End

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)(2)
Susan Morris	318,041(4)	5,692,934	364,878(5)	6,531,316
Sharon McCollam	379,778(6)	6,798,026	201,391(7)	3,604,899
Thomas Moriarty	329,828(8)	5,903,921	167,693(9)	3,001,705
Anuj Dhanda	262,309(10)	4,695,331	142,173(11)	2,544,897
Jen Saenz	183,406(12)	3,282,967	109,379(13)	1,957,884
Vivek Sankaran	355,717(14)	6,367,334	282,239(15)	5,052,078

(1)
Includes (i) TBRSUs, and (ii) PBRSUs pursuant to Prior Grants that have been earned based on certification by the Compensation Committee which will vest upon the completion of the term of the full award and continued service through the applicable vesting date.

(2)	Based on closing price of $17.90 per share of Common Stock as of February 27, 2026.
(3)
Reflects PBRSUs pursuant to Prior Grants and fiscal 2025 awards that may be earned based upon certification by the Compensation Committee of the performance achieved for the respective fiscal year and will vest subject to continued service through the applicable vesting date. The numbers have been reported at target. See tables on page 56 for the number of PBRSUs that were earned based on fiscal 2025 performance upon certification by the Compensation Committee.

(4)
Reflects 125,848 shares of TBRSUs that will vest on February 27, 2027, and 87,178 shares of TBRSUs that will vest on February 26, 2028, provided Ms. Morris is employed on the applicable vesting dates. Also, reflects 74,878 PBRSUs earned pursuant to the fiscal 2023 award and 30,137 PBRSUs earned pursuant to the fiscal 2024 award.

(5)
Reflects 159,275 PBRSUs that may be earned based on fiscal 2025 performance, 121,080 PBRSUs that may be earned based on fiscal 2026 performance, and 84,523 PBRSUs that may be earned based on fiscal 2027 performance.

(6)
Reflects 65,852 TBRSUs that will vest on February 27, 2027, 179,253 TBRSUs that will vest on May 1, 2027, and 32,014 TBRSUs that will vest on February 26, 2028 provided Ms. McCollam is employed on the applicable vesting date. Also, reflects 75,162 PBRSUs earned pursuant to the fiscal 2023 award and 27,497 PBRSUs earned pursuant to the fiscal 2024 award.

(7)	Reflects 103,672 PBRSUs subject to fiscal 2025 performance, 65,476 PBRSUs subject to fiscal 2026 performance, and 32,243 PBRSUs subject to fiscal 2027 performance.
(8)
Reflects 56,810 TBRSUs that will vest on February 27, 2027, 169,570 TBRSUs that will vest on May 1, 2027, and 27,323 TBRSUs that will vest on February 26, 2028 provided Mr. Moriarty is employed on the applicable vesting dates. Also, reflects 52,167 PBRSUs earned pursuant to the fiscal 2023 award and 23,958 PBRSUs earned pursuant to the fiscal 2024 award.

(9)	Reflects 83,340 PBRSUs subject to fiscal 2025 performance, 56,716 PBRSUs subject to fiscal 2026 performance, and 27,637 PBRSUs subject to fiscal 2027 performance.
(10)
Reflects 48,054 TBRSUs that will vest on February 27, 2027, 124,476 TBRSUs that will vest on May 1, 2027, and 21,927 TBRSUs that will vest on February 26, 2028 provided Mr. Dhanda is employed on the applicable vesting dates. Also, reflects 46,713 PBRSUs earned pursuant to the fiscal 2023 award, and 21,139 PBRSUs earned pursuant to the fiscal 2024 award.

(11)
Reflects 71,891 performance based restricted stock units that may be earned based on fiscal 2025 performance, 48,019 PBRSUs that may be earned based on fiscal 2026 performance, and 22,263 PBRSUs that may be earned based on fiscal 2027 performance.

(12)
Reflects 37,898 TBRSUs that will vest on February 27, 2027, 69,825 TBRSUs that will vest on May 1, 2027, and 17,024 TBRSUs that will vest on February 26, 2028 provided Ms. Saenz is employed on the applicable vesting dates. Also, reflects 41,699 PBRSUs earned pursuant to the fiscal 2023 award, and 16,960 PBRSUs earned pursuant to the fiscal 2024 award that were be forfeited due to Ms. Saenz’s separation from the company on February 28, 2026.

(13)
Reflects 56,637 PBRSUs that were subject to being earned based on fiscal 2025 performance, 36,237 PBRSUs that may be earned based on fiscal 2026 performance, and 16,505 PBRSUs that may be earned based on fiscal 2027 performance that will forfeit due to Ms. Saenz separation from the company on February 28, 2026.

(14)
Reflects 97,295 shares of restricted stock units that will vest on February 27, 2027 that will continue vesting following Mr. Sankaran’s retirement that occurred on April 27, 2025. Also, reflects 179,367 PBRSUs earned pursuant to the fiscal 2024 award and 79,055 PBRSUs earned pursuant to the fiscal 2025 award.

(15)
Reflects 186,693 shares of PBRSUs subject to fiscal 2025 performance, and 95,546 shares of PBRSUs subject to fiscal 2026 performance that will vest on February 27, 2027 following Mr. Sankaran’s retirement that occurred on April 27, 2025.

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Option Exercises and Stock Vested

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Susan Morris	204,848	4,190,514
Sharon McCollam	205,877	4,199,268
Thomas Moriarty	75,328	1,504,527
Anuj Dhanda	135,908	2,766,454
Jen Saenz	104,445	2,146,345
Vivek Sankaran	491,937	10,109,305

(1)
Excludes performance-based restricted stock and PBRSUs related to Prior Grants that vested upon certification by the Compensation Committee in April 2026 based on fiscal 2025 performance. Includes DERs issued for regular quarterly dividends.

(2)	Calculated based on the closing price of the Common Stock on the business day prior to vesting date multiplied by the number of vested shares.
Nonqualified Deferred Compensation
The following table shows the executive and Company contributions, earnings, and account balances for the NEOs under the Deferred Compensation Plans during fiscal 2025. The Deferred Compensation Plans are nonqualified deferred compensation arrangements intended to comply with Section 409A of the Code. See “Compensation Discussion and Analysis—Deferred Compensation Plan” for a description of the terms and conditions of the Deferred Compensation Plans. The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Deferred Compensation Plans are subject to claims of our creditors.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Susan Morris	—	—	308,581	—	2,491,755
Sharon McCollam	—	—	—	—	—
Thomas Moriarty	—	—	—	—	—
Anuj Dhanda	323,977	62,303	502,041	—	6,498,785
Jen Saenz	2,154	—	18,068	—	106,215
Vivek Sankaran	—	—	—	—	—

(1)
All executive contributions represent amounts deferred by each NEO under a Deferred Compensation Plan and are included as compensation in the Summary Compensation Table. All Company contributions are reported under “All Other Compensation” in the Summary Compensation Table. See footnote (5) of the Summary Compensation Table.

(2)	These amounts are not reported in the Summary Compensation Table as none of the earnings are based on interest above the market rate.

Albertsons Companies	67	2026 Proxy Statement

Discussion of the Terms of the Employment Agreements with Our NEOs
Below is a summary of the key provisions under the employment agreements with our NEOs.
Susan Morris
Ms. Morris’ employment agreement (the “Form Employment Agreement” described below), was amended on April 21, 2025 in connection with her appointment as Chief Executive Officer. The terms of the Form of Employment Agreement are summarized below under “Employment Agreements with Other NEOs” and the amendments to the form are set forth below.
Pursuant to the Amended Employment Agreement, effective May 1, 2025, Ms. Morris was entitled to:
•	An annual base salary of $1,400,000;
•	An annual cash performance bonus targeted at 185% of her base salary;
•	An annual equity award grant valued at $11,010,000, subject to increase or decrease as determined by the Company’s Board of Directors or Compensation Committee; and
•	Use of the corporate aircraft up to 100 hours per year for herself, her family members, and guests at no cost to her except to pay income taxes at the lowest permissible rate.
Sharon McCollam
Term and Renewal Provisions. Ms. McCollam’s employment agreement has an initial term of three years with an automatic renewal for additional one-year periods at the end of each year until the termination of her employment.
Salary and Bonus. Ms. McCollam is entitled to receive an annual base salary subject to increase from time to time as determined by our Board or the Compensation Committee. She is also eligible to receive a cash bonus for the fiscal year in an amount determined by the Board or Compensation Committee.
Equity Awards. During the Term (as defined in Ms. McCollam’s employment agreement), Ms. McCollam is eligible to receive an annual equity award grant with a fair market value of not less than $4 million with an equal split between TBRSUs and PBRSUs.
Employment Agreements with Other NEOs
During fiscal 2022, the Compensation Committee approved a form employment agreement (“Form Employment Agreement”) for senior Company executives except for Mr. Sankaran and Ms. McCollam. The Company entered into the Form Employment Agreement with Ms. Morris (which was further amended as described above), Messrs. Moriarty and Dhanda, and Ms. Saenz.
Term. The term shall continue until termination of the executive’s employment.
Termination provisions and benefits. The executive can terminate employment, subject to certain notice and cure provisions, on the basis of Good Reason (as defined in the Form Employment Agreement) in the event of (i) a material reduction in the executive’s base salary or target bonus opportunity, unless such decrease is part of a temporary, uniform reduction in salary for all executive officers of the Company that is undertaken in the reasonable business judgment of the Board, based on the Company’s financial performance or a reasonably anticipated economic downturn; (ii) relocation of the executive’s principal location of work to any location that is in excess of thirty (30) miles from the executive’s principal work location on the effective date of the Form Employment Agreement; or (iii) a material diminution in the executive’s authority, responsibilities, or duties. The executive shall also be entitled to receive the bonus (on a pro rata basis) upon termination for Good Reason or without Cause (as defined in the Form Employment Agreement).

Albertsons Companies	68	2026 Proxy Statement

In the event the executive’s employment terminates due to death or Disability (as defined in the Form Employment Agreement), the executive or the executive’s estate (in the case of the executive’s death) shall be entitled to receive a lump sum payment equal to the earned but unpaid portion of any bonus earned in respect of any performance period that is completed prior to the executive’s death or Disability.
All executive employment agreements contain indemnification provisions and various covenants, including covenants related to confidentiality, non-competition, non-solicitation, and non-disparagement.
Potential Payments Upon Termination of Employment
The employment agreements provide for severance payments upon termination of employment, the amount and nature of which depends upon the reason for termination. The estimated payments disclosed in the tables following the narrative discussion exclude Accrued Benefits (defined below) accrued through February 28, 2026 that would be paid in the normal course of continued employment. The value of the equity awards is based on the terms of our equity award agreements and the closing price of our Common Stock on February 27, 2026 of $17.90 per share. Mr. Sankaran retired from his employment on May 1, 2025 and was not entitled to receive any severance benefits in connection with such termination of employment. Ms. Saenz’s employment was terminated under circumstances that qualified as a termination without cause and we entered into a separation and release agreement with Ms. Saenz providing her with severance payments and benefits required by her employment agreement.
The treatment of equity awards for NEOs is set forth below:

	Termination due to Death or Disability	Termination – By Company with Cause/By Executive without Good Reason	Termination – By Company without Cause/By Executive for Good Reason	Termination due to Death or Disability and Change In Control	Termination – By Company without Cause/Good Reason and Change in Control
TBRSUs	Accelerated vesting of all (100%) outstanding TBRSUs in which the NEO has not yet become vested, payable on the Termination Date	None	For Ms. McCollam only, accelerated vesting of TBRSUs that would vest on the next anniversary of the grant date after termination of service	Accelerated vesting of all (100%) outstanding TBRSUs in which the NEO has not yet become vested, payable on the Termination Date	Accelerated vesting of all (100%) outstanding TBRSUs in which the NEO has not yet become vested, payable on the Termination Date
PBRSUs	Accelerated vesting (100%) of PBRSUs equal to the target for each open fiscal year of the award term, payable on the Termination Date	None	For Ms. McCollam only, vest of any PBRSUs that would have vested as of the last day of the fiscal year in which termination occurred based on the applicable accrual factor	Accelerated vesting (100%) of PBRSUs equal to the target for each open fiscal year of the award term, payable on the Termination Date	Accelerated vesting (100%) of PBRSUs equal to the target for each open fiscal year of the award term, payable on the Termination Date

Stabilization Awards: In the event of a voluntary termination by the executive without Good Reason or by the Company for Cause, the Stabilization Awards are forfeited. In the event of a termination due to death or disability, by the Company without Cause (with or without a Change in Control), by the participant for Good Reason (with our without a Change in Control), the Stabilization Awards fully vest.
Termination by Company for cause, by the NEO without good reason or non-renewal of the employment agreement by the NEO: In the event the NEO’s employment is terminated by us for “cause” (as defined in each executive employment agreement) or under a voluntary termination without “good reason” (as defined in each executive employment agreement) or the NEO does not renew his or her employment agreement, the NEO will receive accrued but unpaid Base Salary through the date of termination, the earned but unpaid portion of any cash bonus in respect of any completed performance period prior to termination, payment for accrued but unused vacation days, vested benefits to which the executive is entitled to under the Company’s plans, programs, or arrangements in which the executive participates and all reimbursable expenses (“Accrued Benefits”).

Albertsons Companies	69	2026 Proxy Statement

If Ms. McCollam’s employment is terminated by us without cause or if she voluntarily resigns for good reason, Ms. McCollam would be entitled to receive (i) a lump sum payment in an amount equal to 200% of the sum of Ms. McCollam’s base salary plus target bonus, (ii) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid and (iii) the cost of reimbursement for health care for Ms. McCollam and for her dependents up to 18 months.
If Mmes. Morris or Saenz or Messrs. Moriarty or Dhanda’s employment is terminated by us without cause or by the executive voluntarily for good reason, the executive would be entitled to (i) a lump sum payment in an amount equal to 200% of the sum of his or her base salary plus target bonus; (ii) earned but unpaid portion of any bonus earned in respect of any completed performance period completed prior to the termination date; (iii) a bonus that would have been earned based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid; and (iv) reimbursement of the cost of continuation coverage of group health coverage for a period of 18 months.
All payments for termination by us without cause or by the executive for good reason are subject to the execution of a release by the executive.

	Potential Payments Upon Termination By Company Without Cause or By Executive For Good Reason
Name	Base + Paid Bonus	Unpaid Bonus	Health Coverage	Equity	Total
Susan Morris	$7,841,539	$2,590,000	$31,479	$—	$10,463,018
Sharon McCollam	$4,500,000	$1,250,000	$40,967	$4,817,639	$10,608,606
Thomas Moriarty	$3,900,000	$975,000	$17,177	$—	$4,892,177
Anuj Dhanda	$3,300,000	$825,000	$40,096	$—	$4,165,096
Jen Saenz	$3,163,462	$800,000	$54,658	$—	$4,018,120

Mr. Sankaran retired from the Company on May 1, 2025 and was not entitled to any separation-based payments in connection with such termination of employment. Ms. Saenz’s employment ended on February 28, 2026 and received severance benefits consisting of (a) lump sum payment of an amount equal to two hundred percent (200%) of the sum of (i) her Base Salary plus (ii) her target bonus for 2025, (b) her fiscal 2025 bonus (as reflected on page 54), and (c) monthly reimbursements of the cost of continued group health coverage for 18 months. These severance benefits were conditioned upon Ms. Saenz entering into a release of claims. The value of such severance benefits in the aggregate is approximately $3,989,000, and these severance benefits were paid or provided starting in fiscal year 2026.
Termination due to death or disability: If Ms. McCollam’s employment terminates due to her death or is terminated due to her disability, Ms. McCollam or her legal representative, as appropriate, would be entitled to receive (i) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid, (ii) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (iii) a lump sum payment in an amount equal to 25% of Ms. McCollam’s base salary, and (iv) the cost of reimbursement for health care for Ms. McCollam and for her dependents up to 18 months.
If Mmes. Morris or Saenz or Messrs. Moriarty or Dhanda’s employment is terminated due to death or disability, the executive or executive’s representative shall be entitled to receive a lump sum payment equal to (i) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid and (ii) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination.

Albertsons Companies	70	2026 Proxy Statement

All payments for termination due to death or disability are subject to the execution of a release by the executive or his or her representative, as appropriate.

	Potential Payments Upon Termination Due to Death or Disability
Name	Base Salary	Unpaid Bonus(1)	Health Coverage	Equity	Total
Susan Morris	$—	$2,590,000	$—	$12,224,250	$14,814,250
Sharon McCollam	$250,000	$1,250,000	$40,967	$10,286,691	$11,827,658
Thomas Moriarty	$—	$975,000	$—	$8,905,626	$9,880,626
Anuj Dhanda	$—	$825,000	$—	$7,240,228	$8,065,228
Jen Saenz	$—	$800,000	$—	$5,240,852	$6,040,852

(1)	Includes annual cash bonus for fiscal 2025.
Termination Upon Change in Control: The following tables provide the amounts payable to the NEOs upon severance without cause, for a good reason or death or disability within 24 months following a Change in Control (as defined in the executive’s equity award agreements), assuming such triggering event occurred on February 22, 2026. Additionally, if Mr. Sankaran’s employment is terminated by us without cause or Mr. Sankaran resigns for good reason following a change in control or within the 180-day period immediately prior to a change in control, Mr. Sankaran will become fully vested in the Time-Based Restricted Stock. As noted above, Mr. Sankaran retired from employment on May 1, 2025 and did not receive any severance payments in connection with such termination of employment.

	Potential Payments Upon Termination By Company Without Cause or By Executive For Good Reason after a Change in Control
Name	Base + Paid Bonus	Unpaid Bonus	Health Coverage	Equity	Total
Susan Morris	$7,841,539	$2,590,000	$31,479	$12,224,250	$22,687,268
Sharon McCollam	$4,500,000	$1,250,000	$40,967	$10,286,691	$16,077,658
Thomas Moriarty	$3,900,000	$975,000	$17,177	$8,905,626	$13,797,803
Anuj Dhanda	$3,300,000	$825,000	$40,096	$7,240,228	$11,405,324
Jen Saenz	$3,200,000	$800,000	$54,658	$5,240,852	$9,295,510

	Potential Payments Upon Termination Due to Death or Disability after a Change in Control
Name	Base Salary	Unpaid Bonus	Health Coverage	Equity	Total
Susan Morris	$—	$2,590,000	$—	$12,224,250	$14,814,250
Sharon McCollam	$250,000	$1,250,000	$40,967	$10,286,691	$11,827,658
Thomas Moriarty	$—	$975,000	$—	$8,905,626	$9,880,626
Anuj Dhanda	$—	$825,000	$—	$7,240,228	$8,065,228
Jen Saenz	$—	$800,000	$—	$5,240,852	$6,040,852

Termination due to non-renewal of employment agreement by the Company: If Ms. McCollam’s employment terminates due to the employment agreement not renewed by us, she will be entitled to receive (i) a lump sum payment in an amount equal to 200% of the sum of Ms. McCollam’s base salary plus target bonus, and (ii) the cost of reimbursement for health care for Ms. McCollam and for her dependents for up to 18 months. The Initial Term of Ms. McCollam’s employment agreement was three years and was renewed in September 2024 and September 2025.

Albertsons Companies	71	2026 Proxy Statement

Termination Due to Retirement: The award agreements governing TBRSUs and PBRSUs include provisions applicable upon a termination of service due to retirement. For purposes of these awards, Early Retirement is defined as termination of service prior to age 62 upon attainment of at least age 55 with 10 years of service. Normal Retirement is defined as termination of service at or after age 62. For TBRSUs, which generally vest annually, Early Retirement provides for pro-rata vesting for the portion of the fiscal year elapsed through the date of termination, payable upon termination. In the case of Normal Retirement, TBRSUs will vest in accordance with the original vesting schedule, subject to the applicable terms of the award. The Stabilization Awards are not eligible for Early or Normal retirement. For PBRSUs, Early Retirement provides for pro-rata vesting for the portion of the performance period elapsed through the date of termination, subject to actual performance achieved for the performance period in the year of termination. No pro-rata adjustments are made for previously earned performance years, which will vest in full. In the case of Normal Retirement, PBRSUs will vest in accordance with the original vesting schedule and performance achieved for the award. All vested PBRSUs are distributed at the end of the original service period of the applicable award. There is no accelerated payment. Ms. Morris is eligible for Early Retirement and Ms. McCollam and Messrs. Moriarty and Dhanda are, and Mr. Sankaran was, eligible for Normal Retirement.

Albertsons Companies	72	2026 Proxy Statement

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, the Company is providing information about the relationship of the annual total compensation of our median employee and the annual compensation of our CEO for fiscal 2025. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2025, we used the same median employee identified in 2024, a full-time hourly employee, as there were no changes in our employee population or compensation programs that we reasonably believe would materially affect the pay-ratio disclosure. To identify our median employee in 2024, payroll data was collected for all employees, whether employed on a full-time, part-time, or seasonal basis, as of December 31, 2024, excluding the CEO. As permitted by the SEC, we excluded employee populations in jurisdictions outside of the United States comprising less than 5% of our total employees.
We used total W-2 compensation as we believe the use of W-2 compensation is a consistently applied compensation measure. For fiscal 2025, our median employee had an annual total compensation of $30,978. The annual total compensation of our CEO for fiscal 2025, as reported in the Summary Compensation Table, was $16,767,866.
Based on the information set forth above, for fiscal 2025 the estimated ratio of the annual compensation of our CEO to the annual compensation of our median employee was 541 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules and guidance promulgated by the SEC as of the date of this proxy statement. We have derived this estimate based on our payroll and employment records, the compensation for our CEO as set forth in the Summary Compensation Table, and the methodologies described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Albertsons Companies	73	2026 Proxy Statement

Pay Versus Performance Disclosure
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and Non-PEO NEOs and certain financial performance metrics of the Company for the fiscal years listed below.
This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect the value realized by our NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. Specifically, the Compensation Committee does not use CAP as a basis for making compensation decisions. Please refer to our CD&A for a discussion of our executive compensation program objectives and how we design our program to align executive compensation with Company performance.

Year	Summary Compensation Table Total for Former PEO ($)	Compensation Actually Paid To Former PEO ($)	Summary Compensation Table Total for Current PEO ($)	Compensation Actually Paid to Current PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($) (in millions)	Adjusted EBITDA (in millions)
							Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2025	$546,277	$(1,092,318)	$16,767,866	$14,224,406	$9,377,778	$6,824,835	$165.76	$166.20	$217.4	$3,901.5
2024	$15,240,511	$14,145,124			$7,210,412	$6,917,207	$184.55	$157.99	$958.6	$4,004.7
2023	$15,125,283	$18,654,872			$5,536,823	$6,712,983	$187.59	$130.01	$1,296.0	$4,317.7
2022	$16,103,130	$25,769,696			$6,058,219	$6,794,406	$175.76	$90.02	$1,513.5	$4,677.0
2021	$8,639,520	$27,635,047			$6,999,472	$13,173,472	$187.21	$110.14	$1,619.6	$4,398.4

(b)	Reflects compensation amounts reported in the Summary Compensation Table for our Former PEO, Vivek Sankaran, for the respective fiscal years shown in column (a).
(c)
Reflects CAP to our Former PEO in each of fiscal 2025, 2024, 2023, 2022, and 2021 adjusted as set forth in the table below, as determined in accordance with the SEC rules. For awards with dividend rights, these amounts are paid in cash or Company shares once the underlying award vests and are incorporated as applicable in the table below.

PEO	2021	2022	2023	2024	2025
Summary Compensation Table Total	$8,639,520	$16,103,130	$15,125,283	$15,240,511	$546,277
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$—	$(9,499,985)	$(10,500,020)	$(11,499,997)	$—
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$—	$6,617,534	$9,876,672	$9,321,127	$—
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$13,121,698	$(3,951,035)	$531,887	$(572,359)	$(791,749)
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$1,115,650	$1,954,170	$1,963,491	$—
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$5,021,645	$(1,100,738)	$97,692	$(653,760)	$(1,121,549)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$—	$—
+ Value of Dividends or Other Earnings Paid on Stock Awards in the Fiscal Year That Are Not Included in the Total Compensation for the Fiscal Year	$852,184	$16,485,140	$1,569,189	$346,110	$274,703
Compensation Actually Paid Total	$27,635,047	$25,769,696	$18,654,872	$14,145,124	$(1,092,318)

Albertsons Companies	74	2026 Proxy Statement

(d)	Reflects compensation amounts reported in the Summary Compensation Table for our current PEO, Susan Morris, for the respective fiscal years shown in column (a).
(e)
Reflects CAP to our current PEO in each of fiscal 2025 adjusted as set forth in the table below, as determined in accordance with the SEC rules. For awards with dividend rights, these amounts are paid in cash or Company shares once the underlying award vests and are incorporated as applicable in the table below.

PEO	2025
Summary Compensation Table Total	$16,767,866
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(11,010,009)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$7,460,221
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$(306,436)
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$1,513,522
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(452,594)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—
+ Value of Dividends or Other Earnings Paid on Stock Awards in the Fiscal Year That Are Not Included in the Total Compensation for the Fiscal Year	$251,836
Compensation Actually Paid Total	$14,224,406

(f)	Average of summary compensation paid to non-PEO NEOs during fiscal 2025, 2024, 2023, 2022, and 2021. Average taken across the non-PEO NEOs as follows:
2025: Sharon McCollam, Thomas Moriarty, Anuj Dhanda, and Jen Saenz
2024: Sharon McCollam, Susan Morris, Thomas Moriarty, and Omer Gajial
2023: Sharon McCollam, Susan Morris, Thomas Moriarty, and Anuj Dhanda
2022: Sharon McCollam, Susan Morris, Juliette Pryor, and Anuj Dhanda
2021: Sharon McCollam, Robert Dimond, Anuj Dhanda, Susan Morris, and Christine Rupp
(g)
Reflects average CAP to non-PEO NEOs in each of fiscal 2025, 2024, 2023, 2022, and 2021, adjusted as set forth in the table below, as determined in accordance with the SEC rules. For awards with dividend rights, these amounts are paid in cash or shares of our Common Stock once the underlying award vests and are incorporated as applicable in the table below.

NON-PEO NEOs	2021 Average	2022 Average	2023 Average	2024 Average	2025 Average
Summary Compensation Table Total	$6,999,472	$6,058,219	$5,536,823	$7,210,412	$9,377,778
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(3,625,000)	$(3,125,012)	$(3,762,496)	$(3,781,250)	$(6,237,499)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$4,543,324	$2,176,832	$3,437,323	$3,051,841	$3,847,675
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$2,200,072	$(1,030,267)	$149,369	$(194,602)	$(182,161)
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$810,529	$410,153	$680,104	$657,230	$562,995
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$2,740,644	$(841,677)	$190,338	$(138,267)	$(324,413)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(521,955)	$—	$—	$—	$(379,875)
+ Value of Dividends or Other Earnings Paid on Stock Awards in the Fiscal Year That Are Not Included in the Total Compensation for the Fiscal Year	$26,386	$3,146,158	$481,522	$111,844	$160,333
Compensation Actually Paid Total	$13,173,472	$6,794,406	$6,712,983	$6,917,207	$6,824,835

(h)
For the relevant fiscal year, represents the cumulative total stockholder return (“TSR”) of the Company for the measurement periods ending on February 28, 2026, February 22, 2025, February 24, 2024, February 25, 2023, and February 26, 2022, respectively.

(i)
Represents the total cumulative stockholder return of S&P 500 Retail Index (“Peer Group TSR”) for the measurement periods ending on February 28, 2026, February 22, 2025, February 24, 2024, February 25, 2023, and February 26, 2022, respectively.

(j)
Reflects “Net Income” as reported in the company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended February 28, 2026, February 22, 2025, February 24, 2024, February 25, 2023, and February 26, 2022, respectively.

(k)	Company Selected Measure is Adjusted EBITDA which is described on page 78.

Albertsons Companies	75	2026 Proxy Statement

Discussion of Information Presented in Pay Versus Performance Table
Below are graphs showing the relationship of CAP to our PEO and other NEOs in each of fiscal 2021, 2022, 2023, 2024, and 2025 to (1) both Company TSR and Peer Group TSR, (2) the Company’s net income, and (3) the Company’s Adjusted EBITDA. CAP reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected in the significant increase to 2021 CAP). For a discussion of how our Compensation Committee assessed the Company’s performance and our NEOs’ pay each year, see our CD&A in this proxy statement and in the proxy statements for fiscal 2021, fiscal 2022, fiscal 2023, fiscal 2024, and fiscal 2025.

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Albertsons Companies	77	2026 Proxy Statement

Most Important Financial Performance Measures
The following financial performance measures represent, in the Company’s assessment, the most important financial measures the Company used to link compensation that we actually paid to our NEOs in fiscal 2025 as further described in our CD&A.

Measure	Nature	Explanation
Adjusted EBITDA	Financial
Adjusted EBITDA was the primary financial metric of our fiscal 2025 annual incentive plan, and we consider it to be an important indicator of our overall business performance. Adjusted EBITDA is calculated as GAAP earnings (net loss) before interest, income taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not consider in assessing our ongoing core performance.

Identical Sales (“ID Sales”)	Financial
ID Sales include stores operating during the same period in both the current year and the prior year, comparing sales on a daily basis. Direct to consumer digital sales are included in identical sales, and fuel sales are excluded from identical sales. Acquired stores become identical on the one-year anniversary date of the acquisition.

Adjusted EPS	Financial
Adjusted EPS is calculated as Adjusted net income divided by the weighted average diluted Class A common shares outstanding, as adjusted to reflect all restricted stock units and awards outstanding at the end of the period, as well as the conversion of Convertible Preferred Stock when it is antidilutive for GAAP. We define Adjusted net income as GAAP net income adjusted to eliminate the effects of items management does not consider in assessing our ongoing core performance.

ROIC	Financial
ROIC is calculated as Adjusted ROIC operating income divided by average invested capital. Adjusted ROIC operating income is calculated using GAAP operating income and adding back certain items considered non-core or not applicable to the analysis of our returns. Specifically, Adjusted ROIC operating income adds back depreciation and amortization expense, rent expense, LIFO expense (income), (gains) loss on the sale of assets, and other items that management does not consider in assessing our ongoing core operating income performance. Average Invested Capital is calculated as the sum of (1) the average of our total assets, (2) the average LIFO reserve, and (3) the average accumulated depreciation and amortization; minus (1) the average taxes receivable, (2) the average trade accounts payable, (3) the average accrued salaries and wages, (4) the average non-operating investments and (5) the average other current liabilities, excluding accrued income taxes. Averages are calculated for ROIC by adding the beginning balance of the first quarter and the ending balance of the fourth quarter and dividing by two.

The information in this section shall not be deemed to be incorporated by reference into any future filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this section by reference in such filing.

Albertsons Companies	78	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our Common Stock as of the Record Date by:
•	each person known by us to own beneficially 5% or more of our outstanding shares of Common Stock;
•	each of our directors;
•	each of our NEOs; and
•	our directors and executive officers as a group.
We have based percentage ownership of our Common Stock on [•] shares of our Common Stock outstanding as of the Record Date, except as noted below. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, none of the persons listed in the following table own any securities that are convertible into Common Stock at his or her option currently or within 60 days of the Record Date. Unless otherwise indicated, the address for each 5% stockholder, director and executive officer listed below is c/o Albertsons Companies, Inc., 250 E. Parkcenter Blvd., Boise, Idaho 83706.

Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% Stockholders: Cerberus Capital Management, L.P.(1)	151,818,680	[•]%
BlackRock, Inc.(2)	40,139,749	[•]%
Directors: Sharon Allen(3)	192,993	*
Frank Bruno(1)	9,471	*
Kim Fennebresque	130,673	*
Brian Rice	0	*
Alan Schumacher(4)	126,015	*
Brian Kevin Turner	161,219	*
Mary Elizabeth West	42,356	*
Scott Wille(1)	21,701	*
David Zinsner	4,680	*
Named Executive Officers: Susan Morris	1,053,547	*
Sharon McCollam	558,051	*
Thomas Moriarty(5)	138,446	*
Anuj Dhanda	375,276	*
Jen Saenz(6)	179,297	*
Vivek Sankaran(7)	2,365,156	*
All directors and executive officers as a group (21 Persons)	5,766,201	[•]%

*	Represents less than 1%.
(1)
Based on the statement on Schedule 13G/A filed on February 14, 2024. Cerberus may be deemed to beneficially own the reported shares of Common Stock and filed the Schedule 13G/A on behalf of Cerberus Albertsons Incentive LLC and Cerberus Iceberg LLC (“Cerberus Iceberg”), each of which is a fund managed by Cerberus and/or one or more of its affiliates. Mr. Bruno and Mr. Wille are affiliated with Cerberus and disclaim ownership of Cerberus shares. The address for Cerberus is 875 Third Avenue, New York, New York 10022.

(2)	Based on the statement on Schedule 13G filed on April 24, 2025. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)
Includes 2,000 shares of Common Stock held by the Richard and Sharon Allen Trust (the “Allen Trust”). Sharon Allen, as trustee, is deemed to have voting and dispositive power over the securities held by the Allen Trust.

(4)
Certain of the shares are held by The Alan H. Schumacher Declaration of Trust Dated October 19, 2001 (the “Schumacher Trust”). Alan Schumacher, as trustee, is deemed to have voting and dispositive power over the shares held by the Schumacher Trust.

(5)	Includes 45,725 shares held in a family trust. Of those, Mr. Moriarty disclaims beneficial ownership of 22,862 shares.
(6)	Based on the balance reported on Form 4 filed on April 30, 2025. The balance does not reflect award vesting that occurred after date of termination.
(7)	Based on the balance reported on Form 4 filed on April 25, 2025. The balance does not reflect award vesting that occurred after retirement date.

Albertsons Companies	79	2026 Proxy Statement

Equity Compensation
Plan Information
The following table summarizes information about our equity compensation plans as of February 28, 2026. All outstanding awards relate to our Common Stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Equity Awards (a)	Weighted- Average Exercise Price of Outstanding Equity Awards (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders	—	—	22,698,920(1)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	—	—	22,698,920

(1)
Excludes shares that may be issued under PBRSU awards if performance metrics are achieved. Of such amount, as of the Record Date, there is a maximum of 1,897,325 shares of PBRSUs that have been certified (or earned) and issuable under PBRSU awards with remaining performance periods and 3,945,180 unearned shares potentially issuable if maximum performance is achieved under the PBRSU awards with remaining performance periods. It also excludes 6,035,105 shares issuable under TBRSU awards if the applicable service periods are met.

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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, as well as beneficial owners of more than 10% of our Common stock, to file reports with the SEC regarding their ownership of our securities and changes thereto. Based solely on our review of these reports and written representations from our directors and officers, we believe that during fiscal 2025, all of our directors and executive officers complied with these requirements, except for the following instances due to administrative errors relating to exempt transactions that were not initiated by the reporting person: (i) one Form 4 with one grant of equity for Scott Wille, (ii) one Form 4 relating to the withholding of shares to satisfy annual FICA tax obligations for each of Anuj Dhanda (six transactions), Sharon McCollam (six transactions), Susan Morris (five transactions), Thomas Moriarty (ten transactions), Evan Rainwater (six transactions) and Michael Withers (twelve transactions), and (iii) one Form 4 for each of Anuj Dhanda, Robert Larson, Omer Gajial, Sharon McCollam, Thomas Moriarty, Susan Morris, Jen Saenz, and Michael Thielman relating to the annual exempt grant of restricted stock units under the Company’s compensation program that disclosed one grant of TBRSUs and one grant of PBRSUs in three tranches.

Albertsons Companies	81	2026 Proxy Statement

Management Proposals

PROPOSAL 4
Approval of the Amendment to the Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements
Background

The Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), currently includes the following supermajority vote requirements:
•
Article V of the Certificate of Incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote to increase or decrease the authorized number of directors;
•
Article VI of the Certificate of Incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors to remove directors with or without cause; and
•
Article XI of the Certificate of Incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote thereon for stockholders to adopt, amend or repeal any provision of the Company’s Bylaws.

Rationale and Proposed Amendment

After a review of evolving corporate governance practices, our Board (acting on the recommendation of our Governance Committee) has approved and declared that it is advisable and in the best interests of the Company and its stockholders to amend Articles V, VI, and XI of the Certificate of Incorporation to provide that the stockholder vote required to take any of the above actions will be the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock (the “Supermajority Amendments”).

The Company encourages stockholders to review the full text of the Supermajority Amendments in Appendix A to this proxy statement, with deletions indicated by strikeouts and additions indicated by underlining. The general description of the Certificate of Incorporation and the Supermajority Amendments set forth herein is qualified in its entirety by reference to the text of Appendix A.

If the Supermajority Amendment is approved by our stockholders, we will file a certificate of amendment setting forth the Supermajority Amendments with the Secretary of State of Delaware, which will become effective immediately upon such filing. Notwithstanding approval of the Supermajority Amendments by the stockholders, the Board retains the discretion to abandon the Supermajority Amendments and not implement them at any time before the Supermajority Amendments become effective without further action by our stockholders. If our stockholders do not approve the Supermajority Amendments, the certificate of amendment (if filed to include any of the other proposed amendments set forth in the proxy statement that are approved by our stockholders) will not include the Supermajority Amendments and our supermajority voting standards in the certificate of incorporation will remain unchanged.

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Stockholders are also asked to consider Proposal 5, which relates to amendments to the Certificate of Incorporation to limit certain liability of officers as permitted by Delaware law. Proposals 4 and 5 are independent of each other. If Proposals 4 and 5 are each approved by the stockholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that includes all of the amendments contemplated by Appendices A and B. If only one of these proposals is approved by the stockholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by stockholders.

Our Board recommends that stockholders vote “FOR” the proposal

Albertsons Companies	83	2026 Proxy Statement

PROPOSAL 5
Approval of the Amendment to the Certificate of Incorporation to Limit Certain Liability of Officers as Permitted by Delaware Law
Background

The Board has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve and adopt, amendments to Article X.B of the amended and restated certificate of incorporation (the “Certificate of Incorporation”) to limit the liability of certain officers to the fullest extent permitted by the DGCL (the “Exculpation Amendment”). The current exculpation protections for directors remain substantively unchanged.

Pursuant to and consistent with Section 102(b)(7) of the DGCL, Article X.B of the Certificate of Incorporation already limits the monetary liability of directors to the fullest extent permitted by the DGCL. Effective August 1, 2022, Section 102(b)(7) was amended to permit companies to provide for limitations for monetary liability in certain circumstances for certain senior corporate officers including the chief executive officer, president, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer, any other person who is or was identified in our public filings with the SEC as a named executive officer and any persons who have consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute. Consistent with Section 102(b)(7), the Exculpation Amendment would permit exculpation of these officers for breaches of their fiduciary duty of care in any direct claim. Like the provision limiting the monetary liability of directors, the DGCL does not permit the elimination of liability of these officers for any breach of their duty of loyalty to the company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The DGCL also does not permit the limitation of monetary liability of these officers in any action by or in the right of the company, such as a derivative claim. The Exculpation Amendment also provides that if the DGCL is hereafter further amended to eliminate or limit the liability of officers, then the liability of directors and such officers will be eliminated or limited to the fullest extent permitted by law.

Rationale and Proposed Amendment

After a review of evolving corporate governance practices, our Board (acting on the recommendation of our Governance Committee) has approved and declared that it is advisable and in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to include the Exculpation Amendment. The Board believes the Exculpation Amendment would mitigate the risk of personal financial liability as a result of an unintentional misstep and help attract top officer candidates and retain our current officers, while keeping narrow the type of claims for which officers may be exculpated. The Exculpation Amendment would also more closely align the protections available to our officers with those already available to our directors.

The Company encourages stockholders to review the full text of the Exculpation Amendment in Appendix B to this proxy statement, with deletions indicated by strikeouts and additions indicated by underlining. The general description of the Exculpation Amendment set forth herein is qualified in its entirety by reference to the text of Appendix B.

Albertsons Companies	84	2026 Proxy Statement

If the Exculpation Amendment is approved by our stockholders, we will file a certificate of amendment setting for the Exculpation Amendment with the Secretary of State of Delaware, which will become effective immediately upon such filing. Notwithstanding approval of the Exculpation Amendment by the stockholders, the Board retains the discretion to abandon the Exculpation Amendment and not implement it at any time before it becomes effective without further action by our stockholders. If our stockholders do not approve the Exculpation Amendment, the certificate of amendment (if filed to include any of the other proposed amendments set forth in the proxy statement that are approved by our stockholders) will not include the Exculpation Amendment and our officers will not be entitled to exculpation under the DGCL.

Stockholders are also asked to consider Proposal 4, which relates to amendments to the Certificate of Incorporation to eliminate certain supermajority voting standards. Proposals 4 and 5 are independent of each other. If Proposals 4 and 5 are each approved by the stockholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that implements all of the amendments contemplated by Appendices A and B. If only one of these proposals is approved by the stockholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by stockholders.

Our Board recommends that stockholders vote “FOR” the proposal

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Stockholder Proposals:
We believe that we can support our communities, customers, and stakeholders through providing long-term stockholder value and doing good. The discussion above on pages 39-40 describes some of the many sustainability and other environmental, social, and workforce initiatives we support. We devote significant time and resources to reporting about these initiatives and our progress towards meeting such initiatives and our goals. We invite you to read our Recipe for Change reports available at https://www.albertsonscompanies.com/about-aci/our-impact/overview/default.aspx.
For each stockholder proposal that we receive, we discuss with internal and external stakeholders to consider the proposal. We listen to the feedback and consider the proposal and the feasibility of implementing the proposal. In many cases, we have considered the issues addressed in the proposal and have implemented solutions which are aligned with our business and operations. However, when we oppose these proposals, it is our belief that the proposal does not:
•	take into account the actions we already are taking on the matter or have planned with respect to the matter;
•	the decisions we have made in defining and promoting certain initiatives;
•	our history and development as a public company; or
•	the nature of our operations.
We believe the costs of implementing the stockholder proposal presented below significantly outweigh the benefits or the potential impact of speculative risks or concerns posited in the proposal, and that the proposal does not enhance or create stockholder value. We also may disagree with how a proposal seeks to dictate prescriptive or unrealistic detail in how we approach or report on the issue.
Proposal 6 is the stockholder proposal that will be voted on at the Annual Meeting if properly presented by or on behalf of the stockholder proponent. It requests a report or additional disclosures about certain of our operations or activities. Our reasons for recommending a vote “against” are set forth below following the proposal.

Albertsons Companies	86	2026 Proxy Statement

PROPOSAL 6:
Stockholder Proposal Regarding a Report on Human Rights Policy and Human Rights Due Diligence.

Oxfam America, Inc. (“the Proponent”), has notified us that it intends to present the stockholder proposal set forth below (“Proposal 6”) at our Annual Meeting. The Proponent has provided us with documentation indicating that it has been the beneficial owner of at least $15,000 in market value of our common stock for at least two years. We will provide the Proponent’s address upon a stockholder’s written request to the Corporate Secretary at Albertsons Companies, Inc., 250 E. Parkcenter Blvd., Boise, Idaho 83706, Attention: Corporate Secretary.

Albertsons is not responsible for the accuracy or content of Proposal 6, which is printed verbatim as received in accordance with SEC rules, and we have not endeavored to correct any typographical errors it may contain.

RESOLVED, shareholders request that the Albertsons Board of Directors (the “Board”) prepare a report, at reasonable cost and omitting confidential information, on Albertson’s human rights policy, including any human rights due diligence (“HRDD”) process to identify and address actual and potential adverse human rights impacts in its operations and supply chains.

Supporting Statement:

Companies that cause, contribute, or are directly linked to human rights abuses face significant risks which can undermine shareholder value. As one of the largest companies in the United States, Albertsons’ relationships with workers and high-risk suppliers expose it to reputational, operational, and ultimately financial risks.

Albertsons does not currently disclose whether it has a human rights policy or an HRDD process. While competitors are increasing policies in place to safeguard against the risks of forced labor in supply chains, Albertsons stands out as reducing information on its approach to human rights.[1] ICCR guidance for investors notes, “Albertsons is the poorest performing supermarket of those we surveyed and has not made any commitments to address its human rights impacts.”[2] Understanding the company’s approach to human rights allows shareholders to evaluate Albertsons’ management of these risk.

Strong human rights policies could spare Albertsons from costly consequences stemming from human rights concerns in its stores and domestic supply chains. This includes penalties for serious safety violations at the company’s warehouse in Tracy, California; [3] federal investigation finding labor violations by supplier Humberto Castaneda Produce, including refusal to provide seasonal workers with promised meals, tools, and transportation costs while housing them in “dilapidated trailers;”[4] and a New York Times investigation into illegal child migrant labor at Albertsons milk supplier Lucerne.[5]

1
Albertsons appears to have removed human rights content from its website. The company had posted information about its approach in 2014 (see archived page: https://web.archive.org/web/20240805101403/https:/www.albertsonscompanies.com/our-impact/products/responsible-sourcing/default.aspx), which no longer appears as of 2024 (see https://www.albertsonscompanies.com/our-impact/products/responsible-sourcing/default.aspx).

2	FINAL-Sea-ze-the-Day-HR-Abuses-in-Seafood-Supply-Chains.pdf
3	https://www.dir.ca.gov/DIRNews/2025/2025-02.html.
4	https://www.dol.gov/newsroom/releases/whd/whd20240918-0
5	https://www.nytimes.com/2023/12/28/us/migrant-child-labor-audits.html

Albertsons Companies	87	2026 Proxy Statement

HRDD can also mitigate against these risks in global supply chains. Though Albertsons has a responsible seafood policy, it has not reported an approach to other high-risk sectors. Global human rights concerns persist: Albertsons has been linked to Honduran melon suppliers subjecting workers to toxic chemical exposure and wage theft;[6] avocado suppliers in Mexico accused of illegal deforestation, water capture, and being associated with violence against environmental defenders;[7] and a New Yorker/Outlaw Ocean investigation exposed widespread use of trafficked and forced labor on fishing ships and processing plants producing seafood for Albertsons.[8] The company scored 0% - “Needs to Catch up with Industry”- in recent research comparing buyers’ sustainability approach to chocolate, including a 0 score on child and forced labor.[9]

Given the importance of understanding Albertsons’ risk profile and its approach to human rights, we urge shareholders to support this proposal.
The Board of Directors recommends that stockholders vote “AGAINST” Proposal 6 for the reasons set forth in its Statement of Opposition.

Our Board’s Statement in Opposition to Stockholder Proposal 6

We are committed to respecting internationally recognized human rights standards as set forth in our policies
Albertsons respects the fundamental human rights and dignity of individual workers and is committed to upholding human rights across its operations and supply chains. Our Global Vendor Code of Business Conduct & Ethics, Code of Business Conduct & Ethics, Responsible Seafood Policy, and Supply Chain Transparency Disclosures under the California Transparency in Supply Chains Act of 2010, which are all publicly available on our website, explicitly prohibit forced labor, child labor, and other human rights violations. These Company policies describe not only the Company’s requirements, but also its vendor audits. Vendors are contractually bound to adhere to all applicable human rights laws and regulations, ensuring voluntary labor and compliance with minimum age requirements, with consequences for not conforming to Albertsons’ standards.
We have diligence processes in place focused on human rights concerns in high-risk supply chains
We believe that prioritizing high-risk supply chains is key to reducing the potential for human rights violations. As part of our focus on high-risk supply chains, our seafood supply chain partners must agree to our Responsible Seafood Policy as part of our Seafood Supplier Agreement, which includes an expectation for suppliers to adopt and comply with comprehensive, transparent, and verifiable supply chains that explicitly prohibit human trafficking and forced labor. We partner with FishWise, a nonprofit responsible seafood consultant, to review our suppliers’ adherence to our policy, providing independent third-party verification that our seafood products meet our policy. Albertsons also has signed onto The Nature Conservancy’s Tuna Transparency Pledge, which advocates for the adoption of on-the-water-monitoring of tuna fishing vessels to assist in ensuring workers are fairly treated.
Albertsons has audit rights under our Global Vendor Code of Business Conduct & Ethics. When an audit identifies significant findings, Albertsons has a process to work with suppliers to develop and implement corrective action plans to address the findings. Vendors must allow Albertsons, or a third-party auditor selected by Albertsons, to audit the vendor’s compliance with this policy, which may include on-site inspections.
6	https://laborrights.org/sites/default/files/docs/FyffesHondurasReport.pdf
7	https://cri.org/reports/unholy-guacamole/#:~:text=West%20Pak.8-,Illegal%20Deforestation,-The%20total%20amount
8	https://www.seafoodsource.com/news/business-finance/albertsons-drops-high-liner-products-after-bombshell-labor-report-seafood-company-also-drops-implicated-supplier
9	https://www.chocolatescorecard.com/scorecards/3

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We have processes in place to manage and address human rights concerns
When human rights concerns are brought to our attention, we promptly assemble a cross-functional team led by our Chief Ethics and Compliance Office to investigate, address, mitigate, and remediate the issue. During the investigation, purchases may be halted, and if warranted, corrective actions are then developed and implementation of those actions are monitored prior to restarting purchases.
Our supply chain is vast and global in nature, and our approach focuses on adopting practical, effective measures to identify, assess, confront and mitigate human rights risks, to support our numerous supplier relationships.
We are committed to continuously strengthening our efforts to govern human rights risks
We recognize that respecting human rights and related due diligence is a dynamic and evolving issue. We are committed to continuously strengthening our approach by actively seeking ways to improve our practices to meet emerging challenges, stakeholder expectations and regulatory requirements. We are committed to monitoring our progress and reviewing our policies and practices for modifications as needed to reflect emerging issues. Given our existing framework, adopting Proposal 6 would offer a minimal advantage to Albertsons and its stockholders and would divert Board and management resources.
For these reasons, the Board believes the proposal is unnecessary and recommends voting AGAINST Proposal 6.

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Questions and Answers About the Annual Meeting and Voting
1.	Why is the Annual Meeting virtual?
The Annual Meeting is being conducted virtually to allow a larger number of our stockholders the opportunity to participate. We believe that a virtual format will provide the same rights and advantages that would be provided at an in-person meeting. Stockholders may submit questions online before and during the meeting.
2.	Who is entitled to vote at the Annual Meeting?
Only stockholders of record or beneficial owners of our Common Stock as of the Record Date are entitled to receive notice of and to vote at our Annual Meeting. Holders of Common Stock are entitled to one vote for each share held. As of the Record Date, there were approximately [•] shares of Common Stock outstanding and entitled to vote.
3.	How do I attend the Company’s Annual Meeting?
Stockholders as of the Record Date must use the following link: www.virtualshareholdermeeting.com/ACI2026 and enter the 16-digit control number found on the proxy card or the voting instruction form. By logging into the website, stockholders will be able to vote shares electronically on all items to be considered at the Annual Meeting. Those without a 16-digit control number will be admitted to the virtual-only Annual Meeting as guests, but guests will not have the ability to vote or otherwise participate.
4.	What different methods can I use to vote?
If you are a stockholder of record, you may vote:
•	via the Internet — Visit www.proxyvote.com. Follow the instructions shown on your proxy card. Votes submitted via the internet must be received by 9:59 p.m. Mountain Daylight Time, on August 5, 2026;
•	by telephone — Follow the instructions shown on your proxy card. Votes submitted by telephone must be received by 9:59 p.m. Mountain Daylight Time, on August 5, 2026;
•	by mail — Complete, sign, date and return the proxy card in the postage paid envelope provided so that it is received before the Annual Meeting; or
•
by attending the virtual Annual Meeting — Follow the instructions on the Annual Meeting Website. You will need the control number printed on your proxy card. Submitting your proxy, whether via the Internet, by telephone, or by mail will not affect your right to vote at the virtual Annual Meeting should you decide to attend the Annual Meeting.

If you are a beneficial holder, you may vote:
•
by instructing your bank or broker — You should receive a voting instruction form from your bank or broker which you must return with your voting instructions to have your shares voted. Voting instructions submitted by beneficial owners to brokers or banks via the Internet or by telephone must be received by 9:59 p.m. Mountain Daylight Time, on August 5, 2026; or

•	by attending the virtual Annual Meeting — If you wish to vote at the Annual Meeting, you will need the control number printed on your voting instruction form in order to vote at the Annual Meeting.

Albertsons Companies	90	2026 Proxy Statement

5.	How can I submit questions for the Annual Meeting?
If you have questions pertaining to the business of the Annual Meeting, you may submit them in advance of the Annual Meeting by visiting www.proxyvote.com beginning June 22, 2026 and until 9:59 p.m. Mountain Daylight Time, on August 3, 2026. You should have a proxy card or voting instruction form in hand when you access the website and follow the instructions. You may also ask questions during the Annual Meeting. In order to allow us to answer questions from as many stockholders as possible during the Annual Meeting, each stockholder will be limited to one question. Questions pertinent to the business of the Annual Meeting may be answered during the Annual Meeting, subject to the rules of conduct and time constraints. Appropriate questions received that are not addressed at the Annual Meeting will be posted, along with our responses, to the Investor Relations section of our website as soon as practical after the conclusion of the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or questions that are not directly related to the business of the Annual Meeting, you can contact us separately after the Annual Meeting through the Investor Relations section of our website.
6.	What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website log-in page.
7.	Why did I receive only a Notice of Internet Availability of Proxy Materials?
We are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about June [•], 2026, we mailed a Notice of Internet Availability of Proxy Materials to certain of our stockholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive these materials via email unless you elect otherwise.
8.	What is the purpose of holding the Annual Meeting?
We are holding the Annual Meeting to act on the proposals presented in the proxy statement.
9.	What is the Record Date and what does it mean?
The Record Date for the Annual Meeting is June 9, 2026. The Record Date is established by the Board as required by Delaware law. Owners of record of our Common Stock at the close of business on the Record Date are entitled to:
(a)	receive notice of the Annual Meeting, and
(b)	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.
10.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?
(a)
Stockholder of record: If your shares are registered in your name with our transfer agent, Equiniti Trust Company, LLC, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your proxy directly to us or to a third party, or to vote at the Annual Meeting.

Albertsons Companies	91	2026 Proxy Statement

(b)
Stockholder who holds stock in street name: If your shares are held by a broker or by a bank, you are considered a beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or bank on how to vote and you are also invited to attend the Annual Meeting. Your broker or bank, as the record holder of your shares, may exercise discretionary authority to vote on “routine” items but may not vote on “non-routine” items without your instructions.

Your broker or bank has enclosed or provided voting instructions for you to use in directing the broker or bank on how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a voting instruction form from the broker or bank that holds your shares, giving you the right to vote the shares at the Annual Meeting.
11.	How many shares must be present to hold the Annual Meeting?
For the Annual Meeting to proceed, a quorum must be present. A majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or by means of remote communication, shall constitute a quorum. Without a quorum, no business can be conducted at the Annual Meeting, except to adjourn it to a later date. Your shares are considered “present” at the Annual Meeting if: (1) you attend and vote at the Annual Meeting; (2) you vote via the Internet, by telephone or by mail; (3) you are represented by proxy. Abstentions, broker votes, and “broker non-votes” count as present for determining the presence of a quorum. If a quorum is not achieved through attendance or proxy representation, the stockholders present may adjourn the meeting until a quorum is present. If a new record date is fixed for the adjourned meeting, we will notify each stockholder of record entitled to vote.
12.	What is a proxy and how does the proxy process operate?
A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Susan Morris, Sharon McCollam and Thomas Moriarty have been designated as proxies for the Annual Meeting. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.
By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is crucial. In order for us to obtain the necessary stockholder approval of items, a quorum of stockholders must be present or represented at the Annual Meeting. It is important that you attend the Annual Meeting or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the Annual Meeting and solicit additional proxies, which is an expensive and time-consuming process.
13.	What happens if I do not give specific voting instructions?
Stockholder of Record
If you are a stockholder of record and you do not:
•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or
•	sign and return a proxy card with specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner
If you own shares through a broker or bank and do not provide voting instructions to the broker or bank holding your shares, your broker or bank may represent your shares at the Annual Meeting for purposes of obtaining a quorum. Your broker or bank may vote your shares in its discretion on some “routine matters.” However, with respect to “non-routine matters,” your broker or bank may not vote your shares for you. With respect to these “non-routine matters,” the aggregate number of unvoted shares is reported as “broker non-votes.”

Albertsons Companies	92	2026 Proxy Statement

14.	Which proposals are considered “routine” or “non-routine”?
Under the broker voting rules of the NYSE, the ratification of the appointment of Deloitte and Touche as the Company’s independent registered public accounting firm for the 2025 fiscal year (Proposal 2) is considered a “routine” matter, and the election of directors (Proposal 1), the non-binding, annual advisory vote on executive compensation (Proposal 3), the management proposals (Proposals 4-5) and the stockholder proposal (Proposal 6) are considered “non-routine” matters.
15.	What are broker non-votes?
If you are the beneficial owner of shares and hold stock in street name, then the broker or bank, as the stockholder of record of the shares, may exercise discretionary authority to vote your shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. A broker non-vote occurs when you do not provide the broker with voting instructions on “non-routine” matters for shares owned by you but held in the name of the broker. For such matters, the broker cannot vote and reports the number of such shares as “broker non-votes.”
16.	How are broker non-votes and abstentions treated?
Broker non-votes and abstentions are counted for purposes of determining a quorum. However, see below with regards to the effect of broker non-votes and abstentions on approval of specific proposals.
17.	What is the voting requirement for each of the proposals?
Proposal 1: Since this is an uncontested election, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election by the shares present or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will have no effect on the election of the nominees.
Pursuant to our Corporate Governance Guidelines, a director who, in an uncontested election, fails to receive the required number of votes for re-election in accordance with the Company’s Bylaws will, within five days following the certification of the stockholder vote, tender his or her written resignation to the Chair for consideration by the Governance Committee. The Governance Committee will consider such tendered resignation and, within 45 days following the date of the stockholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Governance Committee will consider all factors deemed relevant by the members of the Governance Committee, including, without limitation, the stated reason or reasons why stockholders voted against such director’s re-election, the qualifications of the director (including, for example, whether the director serves on the Audit and Risk Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible, and available to serve on the Audit and Risk Committee in such capacity), and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders. The Board will take formal action on the Governance Committee’s recommendation no later than 75 days following the date of the stockholders’ meeting at which the election occurred.
Proposal 2: The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the votes cast by shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Abstentions will have no effect on this proposal and there will not be any broker non-votes.
Proposal 3: The annual advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast by shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on this proposal.
Proposal 4: Management’s proposal to amend the Company’s Certificate of Incorporation to eliminate the supermajority voting requires (i) the affirmative vote of not less than two-thirds of the then-outstanding shares of capital stock of the Company entitled to vote to approve the amendments to Article V, (ii) the affirmative vote of at least two-thirds of the total voting power of the outstanding shares of capital stock of the Company then entitled to vote generally in the election of directors to approve the amendments to Article VI and (iii) the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote thereon to approve the amendments to Article XI. Abstentions and broker non-votes will count as votes against this proposal.

Albertsons Companies	93	2026 Proxy Statement

Proposal 5: Management’s proposal to amend the Company’s Certificate of Incorporation to include officer exculpation requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote. Abstentions and broker non-votes will count as votes against this proposal.
Proposal 6: The stockholder proposal requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Abstentions and broker non-votes will have no effect on this proposal.
18.	How does the Board recommend I vote?
The Board recommends that you vote:
•	FOR each of the director nominees;
•	FOR the ratification of the appointment of Deloitte and Touche as our independent registered public accounting firm for the 2025 fiscal year;
•	FOR the non-binding, advisory vote to approve our executive compensation;
•	FOR the management proposals to amend the Company’s certificate of incorporation (proposals 4-5); and
•	AGAINST stockholder proposal 6.
19.	Can I revoke or change my proxy? If so, how?
You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting.
If you are a stockholder of record, your proxy can be revoked in several ways:
•	by timely delivery of a written revocation to the Company Secretary;
•	by submitting another valid proxy bearing a later date; or
•	by attending the Annual Meeting and voting your shares before the polls close at the Annual Meeting.
If your shares are held in street name, you must contact your broker or bank to revoke your proxy. Generally, you may change your vote by submitting new voting instructions to your broker or bank or by attending the Annual Meeting and voting before the polls close at the Annual Meeting if you have obtained a voting instruction form from your broker or bank giving you the right to vote your shares.
20.	Who counts the votes?
The Company has retained a representative of Broadridge Financial Solutions to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.
21.	Who pays for this proxy solicitation?
The Company pays for this proxy solicitation. We use Broadridge Financial Solutions, its agents, and brokers to distribute all proxy materials to our stockholders and pay customary fees and expenses for such distribution. Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person. We have retained D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, to assist with the solicitation for a fee of $10,000 plus reasonable out-of-pocket expenses.
22.	Are there other matters to be voted on at the Annual Meeting?
We do not know of any other matters that may come before the Annual Meeting other than Proposals 1 – 6 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.
23.	Where can I find the voting results?
Preliminary voting results are expected to be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Albertsons Companies	94	2026 Proxy Statement

Stockholder Proposals and Director Nominations for the 2027 Annual Meeting of Stockholders
Stockholders wishing to include a proposal for stockholder consideration in our 2027 proxy statement or bring business before our annual meeting of stockholders in 2027 must send notice to our Corporate Secretary at our principal executive offices at 250 E. Parkcenter Blvd., Boise, Idaho 83706 by registered, certified or express mail and provide the required information and follow the other procedural requirements described below.
Stockholder Proposals for Inclusion in our 2027 Proxy Statement
Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2027 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by our Corporate Secretary at the address set forth above no later than the close of business on February [•], 2027. If the date of our 2027 annual meeting is more than 30 days before or after the anniversary date of August 6, 2027, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.
Other Stockholder Proposals or Nominations for Presentation at the 2027 Annual Meeting
Our bylaws provide procedures by which a stockholder may bring business before any meeting of stockholders or nominate individuals for election to our Board at an annual meeting of stockholders. If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8 or to nominate one or more persons for election to our Board, the stockholder must deliver a written notice to our Corporate Secretary at the address above and provide the information required by the provisions of our bylaws dealing with stockholder proposals or director nominations. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no later than May 8, 2027 and no earlier than April 8, 2027. The requirements for such stockholder’s notice are set forth in our bylaws.
Cerberus has director nomination rights pursuant to our Stockholders’ Agreement. See “Corporate Governance-Director Nomination Process-Nomination Rights and Support Obligations under Certain Agreements” above for more information.

Albertsons Companies	95	2026 Proxy Statement

Other Matters
Our Board does not presently intend to bring any other business before the meeting, and so far as is known to our Board, no matters are to be brought before the meeting except as specified in the Notice. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Availability of Report on Form 10-K
Our 2025 Form 10-K is available without charge on our corporate website in the Investor Relations section. For stockholders receiving a Notice of Internet Availability, such notice will contain instructions on how to request a printed copy of our 2025 Form 10-K. For stockholders receiving a printed copy of this proxy statement, a copy of our 2025 Form 10-K has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2025 Form 10-K (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our stock. Requests can be made by writing to Corporate Secretary, c/o Albertsons Companies, Inc., 250 E. Parkcenter Blvd., Boise, Idaho 83706.
Incorporation by Reference
No information contained on or available through any website referenced in this proxy statement, our corporate website or any other website that we may maintain shall be deemed included or incorporated by reference into this proxy statement.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this proxy statement and the 2025 Form 10-K, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this proxy statement and the 2025 Form 10-K, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact us by writing to us at 250 E. Parkcenter Blvd., Boise, Idaho 83706, Attn: Corporate Secretary or by calling us at (208) 395-6200. If you participate in householding and wish to receive a separate copy of this proxy statement and the 2025 Form 10-K, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this proxy statement or the 2025 Form 10-K or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s stock sharing an address.

Albertsons Companies	96	2026 Proxy Statement

Transfer Agent Information
Equiniti Trust Company, LLC (“EQ”) is the transfer agent for our Common Stock. EQ can be reached at Equiniti Trust Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660, Attention: Shareholder Services, (800) 937-5449. You should contact EQ if you are a registered stockholder and have a question about your account or if you would like to report a change in your name or address.
Forward-Looking Statements
This proxy statement includes “forward-looking statements” within the meaning of the federal securities laws. The “forward-looking statements” include the Company’s current expectations, assumptions, estimates and projections about its business and its industry. They include statements relating to the Company’s future operating, financial performance and business strategy which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as “outlook,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements.
These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other important factors which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements and may adversely impact the Company’s financial condition and results of operations include:
•
changes in macroeconomic conditions such as rates of food price inflation or deflation, fuel and commodity prices and macroeconomic uncertainty, including in international trade and current and potential future tariffs;

•	changes in consumer behavior and spending patterns resulting from macroeconomic conditions, including shifts in state and federal assistance programs;
•	changes in wage rates and the Company’s ability to negotiate acceptable contracts with labor unions, including the outcome of pending union negotiations;
•
changes in price of goods sold in the Company’s stores and cost of goods used in its food products, as well as limitations in its ability to provide certain services, due to changes in various state and federal government legislation, regulation and executive orders;

•	uncertainty regarding the geopolitical environment;
•	the Company’s ability to succeed in a competitive environment;
•	the Company’s ability to execute on its business and value-creating strategies;
•	the Company’s ability to attract and retain qualified or specialized associates who are critical to the success of its Customers for Life strategy;
•
failure to achieve productivity initiatives, including those related to artificial intelligence, unexpected changes in the Company’s objectives and plans, inability to implement its strategies, plans, programs and initiatives, or enter into strategic transactions, investments or partnerships in the future on terms acceptable to the Company, or at all;

•	challenges with the Company’s supply chain;
•
operational and financial effects resulting from cyber incidents at the Company or at a third party, including outages in the cloud environment and the effectiveness of business continuity plans during a ransomware or other cyber incident; and

•	changes in tax rates, tax laws, and regulations that directly impact the Company’s business or its customers

Albertsons Companies	97	2026 Proxy Statement

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this proxy statement reflect the Company’s view only as of the date of this proxy statement. The Company undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
In evaluating the Company’s financial results and forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section or other sections in its reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

Albertsons Companies	98	2026 Proxy Statement

APPENDIX A – PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
The text of the amendment related to Proposal 4, marked to show changes to the existing provisions, is set forth as follows. Text that is stricken represents text in the current Certificate of Incorporation that is being deleted, and text that is underlined represents text that is being added:
Proposal 4
ARTICLE V
Except as otherwise provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The total number of directors consisting the Board of Directors shall be not less than 7 directors nor more than 15 directors, the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors or in the manner provided herein. Prior to the date upon which Cerberus Capital Management, L.P., Schottenstein Stores Corp., Klaff Realty, L.P., Lubert-Adler Partners, L.P., Kimco Realty Corporation and their respective Affiliates (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) or any person who is an express assignee or designee of their respective rights under this Certificate of Incorporation (and such assignee’s or designee’s Affiliates) (the “ACI Control Group”) ceases to own, in the aggregate, at least 50% of the then-outstanding shares of Class A Common Stock of the Corporation (the “50% Trigger Date”), the authorized number of directors may be increased or decreased by an affirmative vote of the majority of the outstanding shares of Class A Common Stock owned by the ACI Control Group (such vote, “ACI Control Group Approval”). On and after the 50% Trigger Date, the authorized number of directors may be increased or decreased by the affirmative vote of ~~not less than two thirds (2/3) of the~~a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote or by resolution of the Board of Directors. Notwithstanding anything to the contrary above, that the number of directors shall in no case be reduced to less than two for so long as stockholders affiliated with Apollo Global Management, Inc. or HPS Investment Partners, LLC (collectively, the “Investors”) can designate a director to the Board of Directors pursuant to the Investment Agreement, dated as of May 20, 2020, as amended, between the Corporation and the Investors (the “Investment Agreement”). At each annual meeting of stockholders of the Corporation, all directors shall be elected for a one (1) year term and shall hold office until the next annual meeting of stockholders and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Subject to the rights of the Investors pursuant to the Investment Agreement, any vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled (i) prior to the 50% Trigger Date, by (x) ACI Control Group Approval or (y) a majority of the directors then in office, although less than a quorum, or by a sole remaining director and (ii) on and after the 50% Trigger Date, solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Albertsons Companies	A-1	2026 Proxy Statement

ARTICLE VI
On or after the 50% Trigger Date, subject to the special rights of one or more series of Preferred Stock to elect directors including the rights of Investors pursuant to the Investment Agreement, any director or the entire Board of Directors may only be removed from office, either with or without cause, by the affirmative vote of ~~at least two thirds (2/3)~~a majority of the total voting power of the outstanding shares of the capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class.
ARTICLE XI
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the entire Board of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, (i) prior to the 50% Trigger Date, in addition to any vote required by law, the adoption, amendment or repeal of the Bylaws may only be effected by ACI Control Group Approval, and (ii) on and after the 50% Trigger Date, in addition to any vote required by law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of ~~at least two-thirds (2/3) of~~a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws. Notwithstanding anything in the preceding sentences, in no event shall ~~(x) any amendment or repeal of any Bylaw provision requiring a supermajority vote of the stockholders to take action under such provision be made without the affirmative vote of the same supermajority of the stockholders, and (y)~~ any rights to indemnification or advancement of expenses conferred on the ACI Control Group, directors or officers by the Bylaws be amended or repealed other than prospectively with respect to actions taken on or after the date of such amendment or repeal.

Albertsons Companies	A-2	2026 Proxy Statement

APPENDIX B – PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
The text of the amendment related to Proposal 5, marked to show changes to the existing provisions, is set forth as follows. Text that is stricken represents text in the current Certificate of Incorporation that is being deleted, and text that is underlined represents text that is being added:
Proposal 5
ARTICLE X
A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors or officers may be entitled by law. No amendment or repeal of this Section A of Article X shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal. The rights to indemnification provided under this Section A of Article X shall extent to the testator or intestate of the person to whom such rights are granted.
B. To the fullest extent permitted by law as the same exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment to or repeal of this Section B of this Article X shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.
C. In furtherance and not in limitation of the powers conferred by statute:
(i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of law; and
(ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

Albertsons Companies	B-1	2026 Proxy Statement

Albertsons

Pick Up
1

SAFEWAY Albertsons VONS Jewel Osco ACME shaw's Tom Thumb

United supermarkets | UE United Express | Randalls | Albertsons Market | PAVILIONS | star market | KINGS

Market Street | Haggen Northwest Fresh | CARRS | Andronico's Community Markets | Balducci's | Amigos | Lucky | Albertsons Market Street

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 p.m. Mountain Daylight Time on August 5, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 9:59 p.m. Mountain Daylight Time on August 5, 2026. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01155-P54418

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALBERTSONS COMPANIES, INC.

The Board of Directors recommends a vote "FOR" the election of each of the nominated directors.

1. Election of Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Sharon Allen	☐	☐	☐
1b. Frank Bruno	☐	☐	☐
1c. Kim Fennebresque	☐	☐	☐
1d. Susan Morris	☐	☐	☐
1e. Brian Rice	☐	☐	☐
1f. Alan Schumacher	☐	☐	☐
1g. Brian Kevin Turner	☐	☐	☐
1h. Mary Elizabeth West	☐	☐	☐
1i. Scott Wille	☐	☐	☐
1j. David Zinsner	☐	☐	☐

The Board of Directors recommends a vote "FOR" the following proposals:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 27, 2027.	☐	☐	☐
3. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers.	☐	☐	☐
4. Amend Certificate of Incorporation to eliminate supermajority voting.	☐	☐	☐
5. Amend Certificate of Incorporation to provide for officer exculpation.	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" the following proposal:	**For**	**Against**	**Abstain**
6. Stockholder Proposal for a Report on Human Rights Policy and Human Rights Due Diligence.	☐	☐	☐

NOTE: Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and the 2025 Form 10-K are available at www.proxyvote.com.

T01156-P54418

ALBERTSONS COMPANIES, INC.
Annual Meeting of Stockholders
August 6, 2026 at 8:00 AM MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Susan Morris, Sharon McCollam and Thomas Moriarty or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of ALBERTSONS COMPANIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Mountain Daylight Time on August 6, 2026, via live webcast at www.virtualshareholdermeeting.com/ACI2026, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors' recommendations.

Continued and to be signed on reverse side